Exhibit 10.1

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into as of April 30, 2007, by and among THE ST. JOE COMPANY, a Florida corporation (“Joe”), 280 INTERSTATE NORTH, L.L.C., a Delaware limited liability company, (“280 Interstate”), SOUTHHALL CENTER, LLC, a Florida limited liability company, (“Southhall”), MILLENIA PARK ONE, L.L.C., a Florida limited liability company (“Millenia”), 5660 NND, L.L.C., a Florida limited liability company (“5600”), GEORGIA WIND I, LLC, a Florida limited liability company (“Georgia Wind I”), GEORGIA WIND II, LLC, a Florida limited liability company (“Georgia Wind II”), GEORGIA WIND III, LLC, a Florida limited liability company (“Georgia Wind III”), RIVERSIDE CORPORATE CENTER, LLC, a Florida limited liability company (“Riverside”), OVERLOOK I & II LLC, a Florida limited liability company (“Overlook”), DEER POINT I & II, LLC, a Florida limited liability company (“Deer Point”), PARK POINT, LLC, a Florida limited liability company (“Park Point”), PARK POINT LAND, LLC, a Florida limited liability company (“Park Point Land”) and PLUME STREET, LLC, a Delaware limited liability company (“Plume Street”) (Joe, 280 Interstate, Southhall, Millenia, 5660, Georgia Wind I, Georgia Wind II, Georgia Wind III, Riverside, Overlook, Deer Point, Park Point, Park Point Land and Plume Street are collectively referred to as “Seller”) and EOLA CAPITAL LLC, a Florida limited liability company (“Purchaser”).

W I T N E S S E T H:

A. Joe is the fee owner of those certain real properties located in (i) Panama City Beach, Bay County, Florida and more particularly described on Exhibit A, (the “Beckrich One Property”) (ii) Panama City Beach, Bay County, Florida and more particularly described on Exhibit A-1 (the “Beckrich Two Property”) and (iii) Tallahassee, Leon County, Florida and more particularly described on Exhibit A-2 (the “Southwood One Property”) to this Agreement.

B. 280 Interstate is the fee owner of that certain real property located in Atlanta, Cobb County, Georgia and more particularly described on Exhibit A-3 (the “280 Interstate North Property”) to this Agreement.

C. Southhall is the fee owner of that certain real property located in Maitland, Orange County, Florida and more particularly described on Exhibit A-4 (the “Southhall Center Property”) to this Agreement.

D. Millenia is the fee owner of that certain real property located in Orlando, Orange County, Florida and more particularly described on Exhibit A-5 (the “Millenia Park One/Legacy Point Property”) to this Agreement.

E. 5660 is the fee owner of that certain real property located in Atlanta, Fulton County, Georgia and more particularly described on Exhibit A-6 (the “5660 New Northside Drive Property”) to this Agreement.

F. Georgia Wind I is the fee owner of that certain real property located in Alpharetta, Fulton County, Georgia, and more particularly described on Exhibit A-7 (the “100 Windward Plaza Property”) to this Agreement.

G. Georgia Wind II is the fee owner of that certain real property located in Alpharetta, Fulton County, Georgia, and more particularly described on Exhibit A-8 (the “Windward Pointe 200 Property”) to this Agreement.

H. Georgia Wind III is the fee owner of that certain real property located in Alpharetta, Fulton County, Georgia, and more particularly described on Exhibit A-9 (the “300 Windward Plaza”) to this Agreement.

I. Riverside is the fee owner of that certain real property located in Jacksonville, Duval County, Florida, and more particularly described on Exhibit A-10 (the “245 Riverside Property”) to this Agreement.

J. Overlook is the fee owner of those certain properties located in Glen Allen, Henrico County, Virginia and more particularly described on Exhibit A-11 (the “Overlook I & II Property”) to this Agreement.

K. Deer Point is the fee owner of those certain properties located in Alpharetta, Fulton County, Georgia and more particularly described on Exhibit A-12 (the “Deerfield Point I & II Property”) to this Agreement.

L. Park Point is the fee owner of that certain property located in Atlanta, Cobb County, Georgia and more particularly described on Exhibit A-13 (the “Parkwood Point Property”) to this Agreement.

M. Park Point Land is the fee owner of a 50% interest as tenant in common of that certain property located in Atlanta, Cobb County, Georgia and more particularly described on Exhibit A-14 (the “Park Point Land Property”) to this Agreement.

N. Plume Street is the fee owner of that certain property located in Norfolk, Virginia and more particularly described on Exhibit A-15 (the “Norfolk Property”) to this Agreement. The Beckrich One Property, the Beckrich Two Property, the Southwood One Property, the 280 Interstate North Property, the Southhall Center Property, the Millenia Park One/Legacy Point Property, the 5660 New Northside Drive Property, the 100 Windward Plaza Property, the Windward Pointe 200 Property, the 300 Windward Plaza Property, the 245 Riverside Property, the Overlook I & II Property, the Deerfield Point I Property, the Deerfield Point II Property, the Parkwood Point Property, the Parkwood Point Land and the Norfolk Property are collectively referred to as the “Property” or the “Properties”.

O. The Beckrich One Property is improved with one (1) two (2) story office building (the “Beckrich One Building”) having an address of 100 Beckrich Road, Panama City Beach, Florida 32407.

P. The Beckrich Two Property is improved with one (1) two (2) story office building (the “Beckrich Two Building”) having an address of 120 Beckrich Road, Panama City Beach, Florida 32407.

Q. The Southwood One Property is improved with one (1) three (3) story office building (the “Southwood One Building”) having an address of 3800 Esplanade Way, Tallahassee, Florida 32311.

R. The 280 Interstate North Property is improved with one (1) six (6) story office building (the “280 Interstate North Building”) having an address of 280 Interstate North Circle, Atlanta, Georgia 30339.

S. The Southhall Center Property is improved with a four (4) story office building office building (the “Southhall Center Building”) having an address of 101 Southhall Lane, Maitland, Florida 32751.

T. The Millenia Park One/Legacy Point Property is improved with one (1) six (6) story office building (the “Millenia Park One/Legacy Point Building”) having an address of 4901 Vineland Road, Orlando, Florida 32811.

U. The 5660 New Northside Drive Property is improved with one (1) fourteen (14) story office building (the “5660 New Northside Drive Building”) having an address of 5660 New Northside Drive, Atlanta, Georgia 30328.

V. The 100 Windward Plaza Property is improved with one (1) five (5) story office building (the “100 Windward Plaza Building”) having an address of 4005 Windward Plaza Drive, Alpharetta, Georgia 30005.

W. The Windward Pointe 200 Property is improved with one (1) five (5) story office building (the “Windward Pointe 200 Building”) having an address of 5900 Windward Parkway, Alpharetta, Georgia 30005.

X. The 300 Windward Plaza Property is improved with one (1) five (5) story office building (the “300 Windward Plaza Building”) having an address of 4125 Windward Plaza Drive, Alpharetta, Georgia 30005.

Y. The 245 Riverside Property is improved with one (1) seven (7) story office building (the “245 Riverside Building”) having an address of 245 Riverside Avenue, Jacksonville, Florida 32202.

Z. The Overlook I & II Property is improved with (i) one (1) three (3) story office building (the “Overlook I Building”) having an address of 4880 Sadler Road, Glen Allen, Virginia 23060, and (ii) one (1) three (3) story office building (the “Overlook II Building”) having an address of 4870 Sadler Road, Glen Allen, Virginia 23060.

AA. The Deerfield Point I Property is improved with (i) one (1) four (4) story office building (the “Deerfield Point I Building”) having an address of 12725 Morris Road Extension, Alpharetta, Georgia 30004, and (ii) one (1) four (4) story office building (the “Deerfield Point II Building”) having an address of 12735 Morris Road Extension, Alpharetta, Georgia 30004.

BB. The Parkwood Point Property is improved with one (1) eight (8) story office building (the “Parkwood Point Building”) having an address of 2018 Powers Ferry Road, Atlanta, Georgia 30339.

CC. The Parkwood Point Land is unimproved land located on Powers Ferry Road, Atlanta, Georgia 30339.

DD. The Norfolk Property is improved with one (1) twenty (20) story office building (the “Norfolk Building”) having an address of 150 West Main Street, Norfolk, Virginia 23510.

EE. Each Seller desires to sell, and Purchaser desires to purchase, the Property upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual provisions set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereby agree as follows:

1. Purchase and Sale. On the Closing Date (as herein defined in Section 6(a)), and subject to the terms and conditions of this Agreement, Seller agrees to sell and deliver the Property to Purchaser, and Purchaser agrees to purchase and accept the Property from Seller. For all purposes of this Agreement, the Property shall be deemed to include the following:

(a) the Buildings and all other improvements and fixtures of any nature erected on the Property other than any improvements or fixtures which are the property of tenants (collectively, the “Improvements”), and all right, title and interest of Seller in and to any and all (i) easements, covenants, appurtenances, tenements and hereditaments pertaining thereto, (ii) air space and private rights-of-way serving or appurtenant to the Property, and (iii) land lying in the bed of any street, road, avenue or alley, proposed, open or closed, in front of or adjoining the Property, to the centerline thereof;

(b) all tangible personal property owned by each Seller, located at and used in connection with the management, repair, maintenance and/or operation of the Property (the “Tangible Personal Property”);

(c) all right, title and interest of each Seller in and to the following:

(d) all assignable governmental licenses, approvals, authorizations and permits respecting the use and occupancy of each Property (collectively, the “Governmental Approvals”);

(e) all assignable drawings, plans, specifications, surveys and manuals, and warranties, if any (collectively, the “Plans and Specifications”);

(f) all leases and occupancy agreements (collectively, the “Leases”) in effect as of the Closing Date, including any and all deposits, letters of credit, and escrows (and any required interest thereon) and prepaid rents;

(g) all assignable service, supply, maintenance and/or security contracts (collectively, the “Service Contracts”) to be assigned to Purchaser as of the Closing Date in accordance with the terms of this Agreement;

(h) all assignable construction, architectural and engineering contracts (collectively, the “Construction Contracts”) to be assigned to Purchaser as of the Closing Date in accordance with the terms of this Agreement; and

(i) All trademarks, logos and tradenames or other intangible rights relating to each Property and/or Building, except any trade names or trade marks of “The St. Joe Company” or any of its affiliates.

2. Feasibility Period.

(a) Feasibility Rights. For the period commencing on April 24, 2007 (the “Feasibility Period Commencement Date”) and expiring at 5:00 PM, eastern time, on May 9, 2007 (the “Feasibility Period”), Purchaser and its authorized agents and representatives shall have the right, during normal business hours and upon prior reasonable notice given to Seller (which notice may be given by facsimile transmission), to conduct such Feasibility Studies (as herein defined below) as Purchaser, in its sole discretion, shall desire in order to evaluate the desirability of its intended acquisition of the Property, subject, however, to Section 10(b) hereof, rights of tenants in possession and to the remaining provisions of this Section 2. Notwithstanding the foregoing, (i) Seller and its authorized agent(s), representative(s) or contractor(s) shall have the right to be present upon any entry of the Property by Purchaser or any agent, representative or contractor of Purchaser, (ii) Purchaser shall not have the right to communicate with Building tenants or any Building tenant representatives except upon reasonable advance written notice (which notice may be by electronic mail) to one of the Seller Knowledge Parties (as hereinafter defined), and Seller (or its designee) shall have the right, but not the obligation to participate in such communication or tenant interview (iii) Purchaser shall conduct its Feasibility Studies in a manner so as to minimize any interference with Building tenants, occupants and invitees, the operation of the Property or any injury or damage to the Property, and (iv) Purchaser shall not have the right to conduct any Feasibility Study which is invasive in nature to any portion of the Property (including, without limitation, drilling, coring or x-ray procedures) without the prior written consent of Seller in each instance first obtained, which consent shall not be unreasonably withheld by Seller but may be conditioned, in the discretion of Seller, upon the conditions that (y) Seller have the right to reasonably approve, in advance, the intended Feasibility Study, and (z) Purchaser conduct and perform any such Feasibility Study in accordance in all material respects with best industry procedures, and otherwise in such a manner as to minimize interference with any Building tenants, occupants and invitees, and the operation of the Property or any injury or damage to the Property. For purposes hereof, “Feasibility Studies” means all assessments, inspections, investigations and other studies of the environmental, economic, legal and/or physical condition of the Property (including, without limitation, environmental audits, reports and assessments, architectural and structural engineering inspections, investigations and studies, soils analyses and borings and reviews of Tangible Personal Property, Governmental Approvals, Plans and Specifications, Leases, Service Contracts and Construction Contracts), and civil engineering inspections and surveys.

(b) Seller’s Cooperation. In order to facilitate the conduct of the Feasibility Studies of Purchaser, prior to or simultaneously with the execution and delivery of this Agreement, Seller has delivered to or for the benefit of Purchaser copies of the documents described on Exhibit B to this Agreement (collectively, the “Seller Disclosures”), to the extent in Seller’s possession or control. In addition, during the Feasibility Period, Seller shall provide to Purchaser access at the Property to all documents in the possession of Seller and relating to the physical condition, or the operation, management, maintenance or repair of the Property (excluding, however, financial information of Seller, or any of its respective or derivative members and owners, internal reports, memoranda, correspondence and other information, and matters between Seller and its lender, and all privileged communications with legal counsel), with the right in Purchaser, at the cost and expense of Purchaser, to inspect the same and make copies thereof, it being acknowledged that such access, right of inspection and right to copy is given without express or implied representation or warranty made by Seller in any respect.

(c) Right of Termination. Purchaser, in its sole discretion and for any reason, shall have the right to terminate this Agreement upon written notice given to Seller at any time prior to the expiration of the Feasibility Period, in which event this Agreement thereupon shall terminate, the Additional Deposit (as herein defined in Section 3(a)), to the extent made by Purchaser, shall be released to Purchaser, and neither Seller nor Purchaser shall have any further rights against or obligations to the other hereunder except as expressly provided in this Agreement.

3. Deposit; Escrow.

(a) Deposit. Within two (2) business days of the execution and delivery of this Agreement by the parties, Purchaser shall deliver to Seller immediately available funds in the amount of FIVE MILLION AND 00/100 DOLLARS ($5,000,000.00) and representing the initial deposit under this Agreement (the “Initial Deposit”). The Initial Deposit shall be non-refundable to Purchaser except in the event of a default by Seller under this Agreement or failure of a condition under Section 11(a) hereof, and shall be applied to the Purchase Price at Closing.

(b) Additional Deposit. If Purchaser does not terminate this Agreement as and in the manner provided in Section 2(c) hereof, then no later than the two business days after the date of expiration of the Feasibility Period, Purchaser shall deliver to Commercial Property Title, LLC, attention Matthew McAfee, as agent of First American Title Insurance Company (the “Escrow Agent”), immediately available funds in the amount of SEVEN MILLION DOLLARS ($7,000,000.00) (the “Additional Deposit”) as an additional earnest money deposit hereunder, which Additional Deposit, together with all interest and/or other income earned thereon and the proceeds thereof, shall be held and invested, and applied or released by the Escrow Agent in accordance with Section 3(a) hereof; provided, however, if for any reason Purchaser shall fail to deliver the Additional Deposit as and in the manner provided in the preceding sentence, then and in such event and notwithstanding any provision of this Agreement express or implied to the contrary, this Agreement thereupon automatically shall terminate, the Initial Deposit shall be fully earned by Seller and neither party shall have any further rights against or obligations to the other hereunder except as expressly provided in this Agreement. The Additional Deposit shall be non-refundable to Purchaser except in the event of a default by Seller under this Agreement or failure of a condition under Section 11(a) hereof, and shall be applied to the Purchase Price at Closing. As used herein, the term “Deposit” shall mean, collectively, the Initial Deposit, and, if and when paid, the Additional Deposit (and all interest and/or other income earned thereon and all proceeds thereof).

(c) Escrow. Seller and Purchaser hereby (i) indemnify and agree to hold harmless and defend the Escrow Agent, as escrow agent hereunder, in the good faith performance of its duties hereunder as such escrow agent, (ii) release the Escrow Agent, from and against any liability to Seller or Purchaser hereunder except for fraud, gross negligence or willful misconduct, (iii) authorize the Escrow Agent to rely upon any signature, notice, demand, waiver, consent or other instrument in good faith believed by it to be genuine, and (iv) in the event of a dispute between Seller and Purchaser respecting the proper disposition of the Additional Deposit, authorize the Escrow Agent to pay the Additional Deposit into the registry of any court asserting jurisdiction over this Agreement.

4. Purchase Price and Terms of Payment.

(a) The purchase price (“Purchase Price”) for the Property shall be THREE HUNDRED EIGHTY-THREE MILLION AND 00/100 DOLLARS ($383,000,000.00) and shall be paid on the Closing Date by Federal funds wire transfer, in United States dollars, subject to adjustment as provided for in Section 7 hereof. The Purchase Price shall be allocated at Closing with $56,000,000 allocated to the Norfolk Property; $44,000,000.00 allocated to the Parkwood Point Property; $2,500,000.00 allocated to the Park Point Land Property; and $280,500,000.00 allocated to all remaining Properties; provided, however, during the Feasibility Period, Seller shall provide Purchaser with an allocation of the Purchase Price for the Properties which are not specifically allocated pursuant to the terms of this Agreement for purposes of transfer taxes to be paid at Closing, which allocation shall be subject to Purchaser’s reasonable approval. The Additional Deposit shall be paid by the Escrow Agent to Seller on the Closing Date and the entire Deposit shall be credited against the Purchase Price.

(b) Subject to Section 6(a) below, on the Closing Date Purchaser shall accept title to the Norfolk Property subject to the lien of that certain Deed of Trust and Security Agreement dated September 26, 2003, which secures that certain promissory note in the original principal amount of Thirty Million Dollars ($30,000,000) (the “Norfolk Existing Loan”), executed by 100 Main Street, LLC, a Virginia limited liability company (“100 West Main”), as assigned to Plume Street in favor of JPMorgan Chase Bank and assigned to Wells Fargo Bank, N.A., as Trustee for the Registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-C1 (the “Norfolk Existing Lender). Purchaser shall receive a credit against the Purchase Price in an amount equal to the aggregate outstanding principal balance of the Norfolk Existing Loan as of the Closing Date. The Seller shall pay or, at Seller’s option, allow buyer a credit against the Purchase Price in an amount equal to all unpaid interest and other charges on the Norfolk Existing Loan accrued through and including the day immediately preceding the date of Closing.

(c) Subject to Section 6(a) below, on the Closing Date, Purchaser shall accept title to the Parkwood Point Property subject to the lien of that certain Deed to Secure Debt, Assignment of Leases and Rents and Security Agreement dated December 12, 2002 which secures that certain promissory note in the original principal amount of Thirty Million Five Hundred Dollars ($30,500,000) (the “Parkwood Point Existing Loan”), executed by Parkwood Point, L.P., a Georgia limited partnership, as assigned to Park Point in favor of Teachers Insurance and Annuity Association of America (the “Parkwood Point Existing Lender”). Purchaser shall receive a credit against the Purchase Price in an amount equal to the aggregate outstanding principal balance of the Parkwood Point Existing Loan as of the Closing Date. The Seller shall pay or, at Seller’s option, allow buyer a credit against the Purchase Price in an amount equal to all unpaid interest and other charges on the Parkwood Point Existing Loan accrued through and including the day immediately preceding the date of Closing.

5. Title.

(a) Title Documents. Seller has delivered to Purchaser true and complete copies of the following: (i) an ALTA Form B 1992 owner’s title commitment for title insurance (the “Commitment”) issued by First American Title Insurance Company (the “Title Company”), together with all exceptions contained therein, and (ii) surveys of the Properties (collectively, the “Survey”) conforming to requirements for ALTA/ACSM Land Urban Surveys. The Commitment and Survey together are referred to in this Agreement as the “Title Documents.”

(b) Permitted Exceptions. On the Closing Date, title to the Property shall be subject to no facts, conditions, requirements or exceptions, excepting only (i) Leases in effect as of the date hereof which also shall be in effect as of the Closing Date (as the same may be modified or amended, or assigned or sublet in accordance with Section 8(c) hereof), together with such additional Leases as permissively may be entered into by Seller during the term of this Agreement in accordance with Section 8(c) hereof (collectively, the “Approved Leases”), (ii) the lien of real estate taxes not yet due and payable, (iii) the matters described on Exhibit C, Exhibit C-1, Exhibit C-2, Exhibit C-3, Exhibit C-4, Exhibit C-5, Exhibit C-6, Exhibit C-7, Exhibit C-8, Exhibit C-9, Exhibit C-10, Exhibit C-11, Exhibit C-12, Exhibit C-13 and Exhibit C-14 (iv) any additional facts, conditions, requirements and exceptions set forth in the Title Documents and accepted or deemed to have been accepted by Purchaser pursuant to the remaining provisions of this Section 5 and (v) liens, encumbrances or other matters of title created or suffered to be created by Purchaser or any party whose rights derive by, through or under Purchaser (collectively, the “Permitted Exceptions”).

(c) Notice of Objection. Purchaser shall have the right, in its sole discretion, to object to any fact, condition, requirement or exception set forth or otherwise disclosed in the Title Documents other than the Permitted Exceptions (a “Title Defect”) upon written notice given to Seller (“Notice of Objection”) no later than ten (10) days after the later of (i) Seller’s delivery of the Commitment and the Survey or (ii) the date of execution of this Agreement by Seller and Purchaser (the “Title Review Period”). Subject to Section 5(d) below, Purchaser shall be deemed to have accepted any fact, condition, requirement or exception reflected in the Title Documents for which no Notice of Objection timely shall have been given. Purchaser shall have the right to update the Commitment up to and through the Closing Date (as the same may be extended) and Purchaser shall be deemed to have waived its right to object to any new Title Defect reflected on any update of the Commitment unless Purchaser shall give a written Notice of Objection with respect to such Title Defect to Seller no later than ten (10) days after Purchaser’s receipt of such update to the Commitment.

(d) Seller’s Title Rights and Obligations. Seller shall have the right, in its sole discretion, and upon written notice to Purchaser given within five (5) business days from and after the date any Notice of Objection shall have been given by Purchaser (the “Reply Period”), within which to agree to satisfy or cure any title objection so noticed by Purchaser (“Notice of Cure”). Seller shall be deemed to have refused to satisfy or cure, as the case may be, any and each fact, condition, requirement and/or exception so noticed by Purchaser for which no such Notice of Cure shall be given within the Reply Period. Notwithstanding the foregoing, and without the requirement that any Notice of Objection be given by Purchaser, Seller hereby agrees as follows:

(i) On the Closing Date, to deliver to the Title Company all appropriate substantiation of the existence, good standing, power and authority of Seller;

(ii) on the Closing Date, to deliver to the Title Company all appropriate substantiation (including commercially standard seller affidavits) sufficient in order to satisfy the Schedule B-I requirements of the Commitment(s) (except those Schedule B-I requirements which are required of Purchaser), and delete the standard exceptions and exceptions based upon rights or claims of parties in possession, other than tenants and occupants under Approved Leases in effect as of the Closing Date;

(iii) on the Closing Date, (x) to pay and satisfy in full and release of record any and all mortgage or deed of trust liens granted by Seller (other than the Existing Norfolk Loan and the Existing Parkwood Point Loan which are being assumed by Purchaser pursuant to this Agreement) and all delinquent real estate taxes, together with any and all interest and penalties thereon, and (y) to pay and satisfy in full, or otherwise cause to be affirmatively insured (either by obtaining a full release of record of, or bonding over, indemnifying or escrowing with the Title Company), mechanics’ and materialmen’s liens and/or notices of liens filed against the Property or any portion of the Property and arising out of work performed or materials supplied for or on behalf of Seller, and other monetary judgments and/or actions at law against Seller and constituting a lien against the Property or any portion of the Property, it being understood that Seller may apply the Purchase Price, or any portion thereof to satisfy Seller’s obligations under this clause (iii).

(e) Purchaser Rights. If Seller shall not give a Notice of Cure with respect to each fact, condition, requirement and/or exception which is the subject of any proper Notice of Objection, Purchaser thereupon shall have the right in the sole discretion of Purchaser and as Purchaser’s exclusive right and remedy hereunder to elect to terminate this Agreement under and in accordance with the provisions of Section 2(c) hereof and Escrow Agent shall promptly return the Additional Deposit (to the extent such Additional Deposit was made by Purchaser) to Purchaser, it being agreed that, if Purchaser for any reason shall fail to so terminate this Agreement, then Purchaser conclusively shall be deemed to have elected to close hereunder without abatement of the Purchase Price or any claim against Seller notwithstanding the existence of such fact, condition, requirement and/or exception.

6. Closing.

(a) Closing Date. The closing of the sale and purchase of the Property (the “Closing”) shall be held at the offices of McGuireWoods LLP, Bank of America Tower, 50 North Laura Street, Suite 3300, Jacksonville, Florida 32202-3661 at 2:00 p.m., eastern time, on June 13, 2007, unless otherwise agreed upon in writing by Seller and Purchaser. In the event that Purchaser has not received written approval to assume the Norfolk Existing Loan and the Parkwood Point Existing Loan from the Norfolk Existing Lender and the Parkwood Point Existing Lender, respectively, at least five (5) business days before the date originally scheduled for Closing, the Norfolk Property and/or the Parkwood Point Property, as applicable, shall be excluded from the Closing (such Property thereafter being referred to as an “Excluded Property”), Purchaser shall close on the remaining Properties, and the Purchase Price shall be reduced by the portion(s) of the Purchase Price allocated to the Norfolk Property and/or the Parkwood Point Property, as applicable. Seller and Purchaser agree that the Closing may occur via delivery of funds and closing documents into escrow with the Escrow Agent, or at such other place as may be mutually agreeable to Seller and Purchaser. The actual date of each Closing hereunder is referred to in this Agreement as a “Closing Date” and collectively as the “Closing Dates.”

(b) Tender of Performance. On the Closing Date, the delivery to the Escrow Agent of the Purchase Price for the Property, an executed and acknowledged special or limited warranty deed of conveyance for each Property as required herein, and all other funds, documents and/or instruments required to be delivered by either party to another under this Agreement, in each instance pursuant to escrow instructions issued by legal counsel to Purchaser and Seller in form and in substance in accordance with prevailing industry standards, shall be deemed to be a good and sufficient tender of performance of the terms hereof (except for the provisions hereof that expressly survive Closing). In addition, on the Closing Date, Seller and Purchaser shall deliver to the other, and to the Title Company, such additional or other documents or instruments as reasonably may be requested in order to accomplish Closing as intended hereunder. Notwithstanding any provision of this Agreement, express or implied, to the contrary, including without limitation Section 7 hereof, if the Purchase Price for any reason shall not be disbursed to Seller on the Closing Date, then all assessments and income and expense prorations shall be readjusted between Seller and Purchaser to the day of such disbursement, it being agreed that Seller shall not assume the loss of net income generated by the Property as a result of a delay in Closing, recordation and/or disbursement for any reason and without regard to fault.

(c) Further Assurances. From time to time after the Closing Date, Seller and Purchaser, without charge to the other, shall perform such other acts, and shall execute and acknowledge and shall furnish such other documents, instruments, materials and/or information which any such party or the Title Company reasonably may request in order to effect the intent of, and the consummation of the transactions provided in, this Agreement. In furtherance and not in limitation of the foregoing, Purchaser agrees to make the books and records of the Property for all periods prior to the Closing Date (and if any tax appeal shall be prosecuted for any tax period covering both the period of Seller’s ownership and the period of Purchaser’s ownership, applicable tax appeal information) available to Seller for its tax purposes for a period of two (2) years after the Closing Date. This Section 6(c) shall survive Closing and the delivery of the deed of conveyance hereunder.

(d) Possession. Seller agrees to give to Purchaser possession of the Property on the Closing Date, subject to the rights of tenants in possession under Approved Leases in effect as of the Closing Date.

(e) Risk of Loss. Except as provided in Section 10(b) and Section 14 hereof, the risk of loss shall be borne by Seller until the deeds of conveyance hereunder are delivered to Purchaser.

7. Apportionments and Adjustments; and Closing Costs.

(a) Apportionments; In General. Subject to the remaining provisions of this Section 7, the following shall be apportioned between Seller and Purchaser as of 11:59 p.m. on the day preceding the Closing Date, with Purchaser being deemed the owner of the Property on the Closing Date, and thereafter shall be paid or received, as the case may be, by Purchaser: rents (“Rents”), reimbursement of real estate taxes and operating expenses, other tenant charges under Leases, and rent abatements and concessions under Leases (collectively, “CAM”), to the extent accrued and paid as of the Closing Date; real property taxes, including any special assessments and business improvement or special taxing area assessment, if any (collectively, “Taxes”), on the basis of the tax year in which Closing occurs; water charges and sewer rents and charges and other utility charges (collectively, “Utilities”) for the month or period in which Closing occurs; payments for the month in which Closing occurs under Service Contracts assigned to Purchaser; and all other items of expense and income in connection with the operation of the Property.

(b) Rents. Purchaser will receive a credit at Closing for all Rents collected by Seller prior to the Closing Date and allocable to the period from and after the Closing based upon the actual number of days in the month; provided, however, Seller shall retain all rights to receive any lease termination payments received from APAC, with respect to the 100 Windward Plaza Property Property and no portion of the termination payment received from APAC shall be subject to proration. With respect to any unpaid or delinquent Rents existing as of the Closing Date, Purchaser shall remit the same to Seller as, when and only to the extent received, on a tenant-by-tenant basis, monthly, no later than the last day of each calendar month, and Purchaser shall use commercially reasonable efforts to collect all such delinquent rents for the benefit of Seller, provided, that Purchaser shall not be obligated to terminate a Lease, declare a default under a Lease or bring suit against a tenant therefor, or incur any expense over and above its own regular collection expenses, and, provided, further, that Seller shall not be deemed to waive any right to bring suit against a tenant for any delinquent Rents, but Seller shall have no right to sue to evict any tenants or terminate any Leases. Any Rent received by Seller from and after the Closing Date for any period(s) after the Closing Date promptly shall be remitted to Purchaser. For purposes of this Agreement, Rents received by Purchaser or Seller after Closing shall be applied in the following order:

(i) First, to Rents due but unpaid for the calendar month in which the Closing Date falls;

(ii) Second, to Rents then due and payable to Purchaser for calendar months following the calendar month in which the Closing Date falls, but not, for the avoidance of doubt, to prepay any Rents not due and payable at the time such Rent is received;

(iii) Third, to pay any Rents related to the period prior to the Closing Date which have not been previously paid; and

(iv) Fourth, as Purchaser may direct.

(c) Taxes. If the Closing Date occurs before the tax assessment or rate for such tax year is fixed, an apportionment of Taxes shall be made on the Closing Date upon the basis of the tax assessment and rate for the preceding tax year and final adjustment shall be made within sixty (60) days of the issuance of a final tax bill for the tax year in which Closing occurs. If any proceeding for reduction of the assessed valuation of the Property has been or hereafter is filed for a tax period covering both the period of Seller’s ownership and the period of Purchaser’s ownership, the parties agree that Purchaser, in Purchaser’s reasonable discretion, will have the right to settle or discontinue any such proceeding. Any tax saving or refund for such period, after deduction for reasonable fees and expenses of third parties incurred in connection therewith, shall be apportioned between Seller and Purchaser as of the Closing Date. If, after the Closing Date, Purchaser receives any such tax savings as a credit against taxes payable in a subsequent tax period, rather than as a refund, Purchaser promptly shall pay to Seller its pro rata share of the tax saving. The cost of any such proceeding, including, without limitation, any contingency or other professional fees, shall be borne in the ratio the parties are entitled to tax credits pursuant hereto.

(d) Utilities. Apportionment of Utilities in each case shall be made based on meter readings conducted no earlier than two (2) calendar days prior to the Closing Date, or, if readings are unavailable, on estimates based upon actual bills issued for the immediately prior billing period or otherwise as the parties mutually may agree, in which latter event final adjustments shall be made after actual charges are determined but in no event later than sixty (60) days following the Closing Date and a reasonable escrow therefor, at the option of Seller or Purchaser, shall be established with the Escrow Agent on the Closing Date. Any Utilities billed directly to and payable directly by a tenant under a Lease shall not be apportioned hereunder.

(e) Tenant Security Deposits. On the Closing Date, (i) the aggregate amount of all cash security deposits held by Seller under the Leases shall be credited against the Purchase Price therefor, and Purchaser shall assume the obligation for such security deposits pursuant to the Assignment and Assumption (as herein defined in Section 12(a)(iii)), and (ii) any non-cash security deposits and letters of credit held by Seller under any Leases shall be transferred, set over and delivered to Purchaser. Seller agrees to reasonably cooperate with Purchaser after Closing in the transfer and assignment of any letters of credit to the extent any such transfer and assignment is not completed at Closing.

(f) Leasing Commissions. On the Closing Date, the aggregate amount of unpaid leasing commissions, if any, payable to leasing or other agents for the then remaining term of each Lease in effect as of the date hereof (not including any such commissions which may, in the future, be payable with respect to unexercised termination, expansion or extension options) shall be credited against the Purchase Price. On the Closing Date and pursuant to the Assignment and Assumption, Purchaser shall assume all leasing commissions due and payable to leasing or other agents with respect to (i) Leases entered into after the date hereof in accordance with the terms hereof and on those terms approved by Purchaser, and (ii) the exercise of any right of renewal or expansion existing under the Leases in effect as of the date hereof or entered into after the date hereof in accordance with the terms hereof. Notwithstanding the foregoing, at or prior to Closing, Seller, at Seller’s sole cost and expense, shall pay all leasing commissions with respect to the E*Trade Lease (as defined in Section 11(a)(vii) below) as set forth in Exhibit 8G.

(g) Tenant Improvements and Allowances. As used in this Agreement, the term “Tenant Costs” means all costs of all tenant construction obligations of the landlord under all Leases whether such obligations are structured as the obligation of the landlord to deliver improved space or to provide a tenant improvement allowance (excluding, however, any obligation by the landlord to repair, restore or otherwise improve any tenant space not part of initial tenant improvements).

(i) With respect to Tenant Costs under Leases in effect as of the date hereof which are monetary obligations on the Closing Date, Seller shall assign to Purchaser and Purchaser shall assume the outstanding obligations of Seller with respect to all such monetary obligations due and payable after the Closing Date, and the aggregate unpaid amount thereof shall be credited against the Purchase Price, and Purchaser shall pay all such allowances from and after the Closing Date as and when the same shall become due and payable; and

(ii) With respect to Tenant Costs under Leases executed from and after the date hereof or renewals or extensions of existing Leases executed from and after the date hereof, on the Closing Date, Purchaser shall reimburse Seller for all such Tenant Costs paid by Seller (and any unpaid but earned construction management fees) as of or prior to the Closing Date, Seller shall assign to Purchaser and Purchaser shall assume all of the obligations of Seller under all Construction Contracts therefor as part of the Assignment and Assumption, and the aggregate unpaid amount of all such Tenant Costs shall be paid by Purchaser from and after the Closing Date as and when the same shall become due and payable. Notwithstanding the foregoing, at or prior to Closing, Seller, at Seller’s sole cost and expense (and without reimbursement from Purchaser), shall pay all Tenant Costs with respect to the E*Trade Lease as set forth on Exhibit 8G.

(h) Existing Loan Reserves. Seller shall receive a credit for the amount of any and all reserves held by the Norfolk Existing Lender and the Parkwood Point Existing Lender under the Norfolk Existing Loan and the Parkwood Point Existing Loan.

(i) Final Adjustment After Closing. Prior to Closing, Seller shall complete partial year reconciliation with respect to CAM, Taxes and Insurance charges for the year of Closing as of April 30, 2007 (the “Preliminary CAM Reconciliation”). Subject to the post closing “true up” provided for herein, CAM shall be prorated as of the date of Closing on a lease-by-lease basis with each party being entitled to receive a portion of the CAM payable under each Lease for the CAM Lease Year in which Closing occurs, which portion shall be equal to the actual CAM incurred during the party’s respective periods of ownership of the Property during the CAM Lease Year and shall be based upon the Preliminary CAM Reconciliation. Five (5) days prior to Closing Seller shall submit to Purchaser an itemization of its actual CAM operating expenses through such date and the amount of CAM received by Seller as of such date, together with an estimate of CAM to be incurred to, but not including, the Closing, all based upon the Preliminary CAM Reconciliation. In the event that Seller has received CAM payments in excess of its actual CAM operating expenses, Seller shall pay to Purchaser (or provide Purchaser a credit against the Purchase Price) an amount equal to such excess. In the event that Seller has received CAM payments less than its actual CAM, Purchaser shall pay to Seller in an amount equal to such deficit following the final operating expense reconciliation for CAM completed by Purchaser pursuant to the terms of this Agreement. Thereafter following Closing, Purchaser agrees to perform the final operating expense reconciliation adjustment for CAM for calendar year 2007 on or before March 31, 2008. Purchaser and Seller agree to make adjustments for any CAM after reconciliations have been completed with all tenants on or before March 31, 2008. Payments in connection with the final adjustment shall be due and payable within thirty (30) days of written notice. As used herein, the term “CAM Lease Year” means the twelve (12) month period as to which annual CAM are owed under each Lease. Upon receipt by either party of any CAM true up payment from a Tenant, the party receiving the same shall provide to the other party its allocable share of the “true up” payment within five (5) days of the receipt thereof.

(j) Closing Costs. Seller shall pay for the following: (i) the cost of any documentary stamps and/or transfer taxes associated with the deeds; (ii) the cost of recording any corrective title instruments;(iii) the costs of clearing any title matter Seller elects to cure; and (iv) one half of the charges of the Escrow Agent. Purchaser shall pay for the following: (i) the cost of issuing the Commitment and the owner’s policy of title insurance and any endorsements; (ii) one half of the charges of the Escrow Agent; and (iii) all other costs and expenses of closing, including, without limitation, reimbursement to Seller of the survey costs and expenses, all costs and expenses associated with Purchaser’s assumption of the Norfolk Existing Loan and the Parkwood Point Existing Loan, and all costs and expenses associated with Purchaser’s financing of the remaining Property. Each party shall pay the fees and expenses of its respective legal counsel.

(k) Survival. The provisions of this Section 7 shall survive Closing and the delivery of the deed of conveyance hereunder for Three Hundred Sixty-Five (365) days.

8. Representations, Warranties, and Covenants of Seller. For purposes of this Section 6, the term “Seller” means, as applicable, Joe, 280 Interstate, Southhall, Millenia, 5660, Georgia Wind I, Georgia Wind II, Georgia Wind III, Riverside, Overlook, Deer Point, Park Point, Park Point Land or Plume Street, the term “Property” means, as applicable, the portion of the Property owned by a particular Seller and the term “Service Contracts” means those Service Contracts to which a particular Seller is a party. Based upon the foregoing, Seller represents and warrants to, and covenants with, Purchaser as follows:

(a) Seller has the right, power and authority to enter into this Agreement, and the right, power and authority to convey the Property in accordance with the terms and conditions of this Agreement. The execution and entry into this Agreement, the execution and delivery of the documents and instruments to be executed and delivered by Seller on the Closing Date and the performance by Seller of Seller’s duties and obligations under this Agreement and of all other acts necessary for the full consummation of the purchase and sale of the Property as contemplated herein, are not in violation of, and will not create any adverse condition under, any contract, agreement or other instrument to which Seller is a party, or any judicial order or judgment of any nature by which Seller is bound.

(b) Attached to this Agreement as: Exhibit 8B is a true and complete list of all Leases in effect as of the date hereof with respect to the Beckrich One Property; Exhibit 8B-1 is a true and complete list of all Leases in effect as of the date hereof with respect to the Beckrich Two Property; Exhibit 8B-2 is a true and complete list of all Leases in effect as of the date hereof with respect to the Southwood One Property; Exhibit 8B-3 is a true and complete list of all Leases in effect as of the date hereof with respect to the 280 Interstate North Property; Exhibit 8B-4 is a true and complete list of all Leases in effect as of the date hereof with respect to the Southhall Center Property; Exhibit 8B-5 is a true and complete list of all Leases in effect as of the date hereof with respect to the Millenia Park One/Legacy Point Property; Exhibit 8B-6 is a true and complete list of all Leases in effect as of the date hereof with respect to the 5660 New Northside Drive Property; Exhibit 8B-7 is a true and complete list of all Leases in effect as of the date hereof with respect to the 100 Windward Plaza Property; Exhibit 8B-8 is a true and complete list of all Leases in effect as of the date hereof with respect to the Windward Pointe 200 Property; Exhibit 8B-9 is a true and complete list of all Leases in effect as of the date hereof with respect to the 300 Windward Plaza Property; Exhibit 8B-10 is a true and complete list of all Leases in effect as of the date hereof with respect to the 245 Riverside Property; Exhibit 8B-11 is a true and complete list of all Leases in effect as of the date hereof with respect to the Overlook I Property and the Overlook II Property; Exhibit 8B-12 is a true and complete list of all Leases in effect as of the date hereof with respect to the Deerfield Point I & II Property; Exhibit 8B-13 is a true and complete list of all Leases in effect as of the date hereof with respect to the Parkwood Point Property; Exhibit 8B-14 is a true and complete list of all Leases in effect as of the date hereof with respect to the Norfolk Property. There are no Leases in effect as of the date hereof with respect to the Park Point Land Property. Except as set forth on Exhibit 8B, Exhibit 8B-1, Exhibit 8B-2, Exhibit 8B-3, Exhibit 8B-4, Exhibit 8B-5, Exhibit 8B-6, Exhibit 8B-7, Exhibit 8B-8, Exhibit 8B-9, Exhibit 8B-10, Exhibit 8B-11, Exhibit 8B-12, Exhibit 8B-13 and Exhibit 8B-14 to this Agreement, as of the date hereof, (i) Seller is the owner of the lessor’s interest in all such Leases, (ii) Seller has not modified any Lease or consented to any assignment or sublease of any Lease and, to the knowledge of Seller, no Lease has been modified, assigned or sublet in any respect, (iii) Seller has performed all material obligations on the part of the landlord to be performed under each such Lease, and there are no agreements with any tenant for the performance of any work or otherwise with respect to any matter except as set forth in such Leases, (iv) Seller heretofore has completed all tenant improvements required under such Leases to be constructed by Seller, (v) except as set forth in such Leases, no tenant has any option to purchase the Property, to lease additional space in the Property, to extend the term of such tenant’s Lease, to put back to the landlord any space currently subject to such tenant’s Lease, or to terminate such tenant’s Lease, (vi) no notice of default has been given or received by Seller with respect to any Lease within the preceding ninety (90) days, and no tenant otherwise is in monetary default for more than thirty (30) days or, to the knowledge of Seller, is in material non-monetary default under its Lease, and (vii) no tenant has paid rent for more than one (1) month in advance.

(c) After the date of this Agreement and pending Closing or the earlier termination of this Agreement, Seller shall not, without first obtaining Purchaser’s consent, which consent shall not be unreasonably withheld by Purchaser, (i) accept Rent (or any other amounts payable to Seller, as landlord) more than thirty (30) days in advance of the due date thereof, (ii) extend or otherwise modify or amend, or terminate any Lease or consent to any requested assignment or subletting of any Lease (excluding renewal or extension, expansion or termination options, or assignment or subleasing rights, contained within any of the Leases in existence as of the date hereof that do not require Seller’s consent), or (iii) enter into any agreement for the lease or other occupancy of any portion of the Property (excluding renewal, extension or expansion options, or assignment or subleasing rights, contained within any of the Leases in existence as of the date hereof).

(d) Pending Closing or the earlier termination of this Agreement, subject to Section 8(c) above, Seller shall not take any action which would materially impair the condition of title to the Property.

(e) Attached to this Agreement as Exhibit 8E, Exhibit 8E-1, Exhibit 8E-2, Exhibit 8E-3, Exhibit 8E-4, Exhibit 8E-5, Exhibit 8E-6, Exhibit 8E-7, Exhibit 8E-8, Exhibit 8E-9, Exhibit 8E-10, Exhibit 8E-11, Exhibit 8E-12, Exhibit 8E-13, and Exhibit 8E-14 is a true and complete list of all written Service Contracts pertaining to the Property as of the date hereof. There are no Service Contracts in effect as of the date hereof with respect to the Park Point Land Property. Except as set forth on Exhibit 8E, Exhibit 8E-1, Exhibit 8E-2, Exhibit 8E-3, Exhibit 8E-4, Exhibit 8E-5, Exhibit 8E-6, Exhibit 8E-7, Exhibit 8E-8, Exhibit 8E-9, Exhibit 8E-10, Exhibit 8E-11, Exhibit 8E-12, Exhibit 8E-13, and Exhibit 8E-14, as applicable, all Service Contracts are in full force and effect and no party is in default thereunder and, after the date of this Agreement, Seller shall not modify or amend, or terminate any Service Contract other than for cause, or enter into any other agreement for comparable services for the benefit of the Property without in each instance first obtaining the prior written consent of Purchaser, which consent shall be granted if such agreement may be terminated upon thirty (30) days prior notice by owner and without the imposition of a termination fee or penalty, and otherwise shall not be unreasonably withheld, conditioned or delayed. If requested by Purchaser in writing prior to the expiration of the Feasibility Period, Seller shall give notice of termination of any Service Contract which by its terms may be terminated by Seller without the imposition of a termination fee or penalty, it being agreed however, that such notice in each instance shall be contingent upon Closing and that any Service Contract which by its terms shall survive Closing notwithstanding prior notice of termination given by Seller shall be assumed by Purchaser for the balance of its term and shall be subject to proration between the parties under Section 7 hereof. On the Closing Date, Seller shall terminate any management contract for the Property effective as of the Closing Date.

(f) As of the date hereof, there is no judicial, administrative or other adversarial suit, action or proceeding pending or, to the knowledge of Seller, threatened against Seller or the Property, which in any instance would bind the Property or Purchaser, or adversely affect Seller’s ability to convey the Property to Purchaser as required by this Agreement.

(g) To the knowledge of Seller, as of the date hereof, there are no pending or contemplated condemnation or eminent domain proceedings (or process or purchase in lieu thereof) affecting the Property or any part thereof. If any such proceedings are commenced or notice thereof is received by Seller prior to the Closing Date, the provisions of Section 14 of this Agreement shall govern.

(h) As of the date hereof, to Seller’s knowledge there are no, and Seller has not received written notice of any, uncured violations of any law, ordinance, order or requirement of any governmental or quasi-governmental authority affecting the Property.

(i) At Closing, there shall be no employees of the Property nor will there be any accrued salary, vacation time or other benefits payable to any employee who could make a claim against the Property or Purchaser.

(j) Seller is not a foreign person as defined in the Internal Revenue Code of 1986, as amended, and, on the Closing Date, Seller shall execute and deliver a certification of non-foreign status in the form reasonably required by the title or settlement agent conducting Closing.

(k) Seller has complied in all material respects with all of its obligations and has not received any written notice of default from: (i) the Norfolk Existing Lender under the Norfolk Existing Loan, and to Seller’s knowledge, no default or Event of Default, or event which with the giving of notice, the passage of time or both would constitute a default or Event of Default has occurred under the Norfolk Existing Loan, and Seller has provided Purchaser with full, complete and correct copies of the Norfolk Existing Loan documents, which have not been amended or modified except as contained in the documents delivered to Purchaser; and (ii) the Parkwood Point Existing Lender under the Parkwood Point Existing Loan, and to Seller’s knowledge, no default or Event of Default, or event which with the giving of notice, the passage of time or both would constitute a default or Event of Default has occurred under the Parkwood Point Existing Loan. Seller has provided Purchaser with full, complete and correct copies of the Parkwood Point Existing Loan Documents, which have not been amended or modified except as contained in the documents delivered to Purchaser;.

(l) Except as disclosed on Exhibit 8K, Exhibit 8K-1, Exhibit 8K-2, Exhibit 8K-3, Exhibit 8K-4, Exhibit 8K-5, Exhibit 8K-6, Exhibit 8K-7, Exhibit 8K-8, Exhibit 8K-9, Exhibit 8K-10, Exhibit 8K-11, Exhibit 8K-12, Exhibit 8K-13 and Exhibit 8K-14 to this Agreement and except for paints, commercial cleaning agents and other substances ordinarily used in the repair, maintenance or operation of the Property in compliance with all Environmental Laws, (i) Seller has not used the Property and, to the knowledge of Seller, the Property has not been used for, the storage, manufacture, treatment or disposal of “ Hazardous Substances,” (ii) to the knowledge of Seller, no Hazardous Substances requiring remediation or removal are located on, in or under the Property, and (iii) no action under any “Environmental Laws” has been taken against Seller, nor has Seller received written notice of any violation of any Environmental Laws with respect to the Property. The environmental reports, studies and analyses relating to the Property listed on Exhibit 8K, through Exhibit 8K-14 are the environmental reports used by the respective Seller, in connection with its ownership and operation of the Property. As used herein, “Hazardous Substances” means all materials subject to regulation under the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §§6901 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. §§6901 et seq., the Toxic Substance Control Act, 15 U.S.C. §§2601 et seq., or any other applicable federal, state or local law or regulation now in force or hereafter enacted relating to materials having adverse effects on human health or the environment, and includes, but is not limited to, asbestos, polychlorinated biphenyls (PCBs), petroleum products and lead-based paints. All such laws relating to hazardous waste disposal and toxic substances are collectively referred to herein as “Environmental Laws.”

(m) EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS SECTION 8, IT IS UNDERSTOOD AND AGREED THAT SELLER DISCLAIMS ALL WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OR REPRESENTATIONS AS TO MATTERS OF TITLE (OTHER THAN SELLER’S WARRANTY OF TITLE SET FORTH IN THE SPECIAL WARRANTY DEED TO BE DELIVERED AT CLOSING), ZONING, TAX CONSEQUENCES, PHYSICAL OR ENVIRONMENTAL CONDITIONS, AVAILABILITY OR ACCESS, INGRESS OR EGRESS, PROPERTY VALUE, OPERATING HISTORY, GOVERNMENTAL APPROVALS, GOVERNMENTAL REGULATIONS OR ANY OTHER MATTER OR THING RELATING TO OR AFFECTING THE PROPERTY. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS SECTION 8, PURCHASER AGREES THAT WITH RESPECT TO THE PROPERTY, PURCHASER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF SELLER OR SELLER’S AGENTS OR EMPLOYEES. PURCHASER REPRESENTS THAT IT IS A KNOWLEDGEABLE, SOPHISTICATED AND EXPERIENCED PURCHASER OF REAL ESTATE SIMILAR TO THE PROPERTY AND THAT IT IS RELYING SOLELY ON ITS OWN EXPERTISE AND THAT OF PURCHASER’S CONSULTANTS, AND THAT PURCHASER WILL CONDUCT SUCH INSPECTIONS AND INVESTIGATIONS OF THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AND SHALL RELY UPON SAME, AND, UPON CLOSING, ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INSPECTIONS AND INVESTIGATIONS. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS SECTION 8, PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING, SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PROPERTY “AS IS, WHERE IS,” WITH ALL FAULTS, AND THERE ARE NO ORAL AGREEMENTS, WARRANTIES OR REPRESENTATIONS COLLATERAL TO OR AFFECTING THE PROPERTY BY SELLER OR ANY THIRD PARTY. THE TERMS AND CONDITIONS OF THIS SECTION SHALL EXPRESSLY SURVIVE CLOSING AND NOT MERGE THEREIN.

(n) Without limiting Section 8(m) above, Purchaser acknowledges that, except as may otherwise be specifically set forth elsewhere in this Agreement, neither Seller nor its consultants, brokers or agents have made any representations or warranties of any kind upon which Purchaser is relying as to any matters concerning the Property or the Personal Property, including, but not limited to, the condition of the land or any improvements comprising the Property, the existence or non-existence of Hazardous Substances, economic projections or market studies concerning the Property, any development rights, taxes, bonds, covenants, conditions and restrictions affecting the Property, water or water rights, topography, drainage, soil, subsoil of the Property, the utilities serving the Property or any zoning or building laws, rules or regulations or Environmental Laws affecting the Property. Seller makes no representation or warranty that the Property complies with Title III of the Americans with Disabilities Act or any fire code or building code. Except in the case of a breach of a representation or warranty in this Section 8 (or other breach of this Agreement by Seller), Purchaser, any affiliate or parent of Purchaser, all shareholders, employees, officers and directors of Purchaser or Purchaser’s affiliate or parent, and their respective successors and assigns (“Purchaser Group”) hereby covenant not to sue Seller, its members, managers, or any affiliates of Seller or Seller’s members or managers for, and shall not enforce any liability or obligation of Seller, its members or managers or affiliates of Seller or Seller’s members or managers for, and hereby agree not to bring, assert or maintain any action or claim for contribution, cost recovery or otherwise, including for injunctive relief, relating directly or indirectly to the violation of Environmental Laws regarding the existence of asbestos or Hazardous Substances on, or environmental conditions of, the Property, whether known or unknown, by any action or proceeding wherein a money or other personal judgment, including injunctive relief, is sought by Purchaser Group against Seller, its members or managers or affiliates of Seller or Seller’s members or managers; provided, however, that Purchaser Group and their successors or assigns may bring any action or proceeding to enforce and realize rights and claims under such Environmental Laws for contribution, cost recovery or otherwise against third parties, including but not limited to Sellers’ predecessors’ in title to the Property and name Seller and Seller’s affiliates in such action or proceeding to the extent they, or any of them, are necessary parties to such action or proceeding; further provided, however, that any judgment in any such action or proceeding in favor of Purchaser Group or their successors or assigns shall not be enforced by Purchaser Group or any such successor or assign against Seller, its general partners or Seller’s affiliates or Seller’s members or managers.

(o) Seller has provided to Purchaser certain unaudited historical financial information regarding the Property relating to certain periods of time in which Seller owned the Property. Seller and Purchaser hereby acknowledge that such information has been provided to Purchaser at Purchaser’s request solely as illustrative material. Seller represents only that such information is the same information provided to Seller by the property manager and prepared by the property manager and makes no representation or warranty that such material is accurate or that Purchaser will achieve similar financial or other results with respect to the operations of the Property, it being acknowledged by Purchaser that Seller’s operation of the Property and allocations of revenues or expenses may be vastly different than Purchaser may be able to attain. Purchaser acknowledges that it is a sophisticated and experienced Purchaser of real estate and further that Purchaser has relied upon its own investigation and inquiry with respect to the operation of the Property and releases and covenants not to sue Seller and the affiliates of Seller from any liability with respect to such historical information, unless there has been fraud by Seller in the preparation of the historical information.

(p) To the extent that Seller may provide to Purchaser existing or other reports of third parties regarding the condition of the Property, Seller makes no representation or warranty concerning the accuracy or completeness of any such reports, studies or investigations regarding the Property which was prepared by anyone other than Seller itself, including but not limited to the Due Diligence Items (the “Existing Third Party Reports”), Purchaser hereby releases and covenants not to sue Seller, its general partners or affiliates of Seller or Seller’s general partners from and with respect to any liability whatsoever with respect to the Existing Third Party Reports, or, including, without limitation, the matters set forth in the Existing Third Party Reports, and the accuracy and/or completeness of the Existing Third Party Reports. Furthermore, Purchaser acknowledges that it will be purchasing the Property with all faults disclosed in the Existing Third Party Reports.

(q) Except for representations or warranties that are made by their terms as of a specified date, which shall be true and correct in all material respects as of the date so specified, each of the foregoing representations and warranties of Seller shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, and Seller shall provide written notice to Purchaser of any facts or circumstances which would materially alter or make any such representation or warranty untrue or incorrect in any material respect.

In connection with the foregoing provisions of this Section 8 and notwithstanding any provision of this Agreement, express or implied, to the contrary, Seller and Purchaser agree as follows:

(i) Any representation or warranty made to the knowledge of Seller is made to the actual knowledge of Mike Daly, Vice President — Asset Management, Chris Eyrick, Manager – Real Estate Investments, Teresa Terhune, Manager — Asset Management or Shari Chaney, Manager – Asset Management (collectively, The “Seller Knowledge Parties”) without independent investigation, and in connection with their respective roles in connection with the ownership of the Property;

(ii) no representation or warranty of Seller shall be deemed to have been breached if or to the extent any breach thereof hereafter arising is caused by any tenant or occupant of the Property or any other act or occurrence beyond the reasonable control of Seller or by any act or omission by Purchaser or any agent, employee, independent contractor or invitee of Purchaser;

(iii) if prior to or contemporaneously with the tender of performance hereunder on the Closing Date, Purchaser shall obtain knowledge of any act or omission, or fact or circumstance, which individually or collectively renders any representation or warranty under this Section 8 untrue or incorrect in any material respect and Purchaser for any reason shall fail to give to Seller written notice thereof prior to the time of completed tender of performance on hereunder on the Closing Date, then and in each such event such representation or warranty shall be deemed waived by Purchaser to the extent of such act or omission or fact or circumstance unless otherwise agreed to in writing by Seller and Purchaser, it being agreed for the purposes of this Section 8(p)(iii) that the knowledge of Purchaser shall be deemed to include all information and disclosure contained in this Agreement, in all Feasibility Studies, all Seller Disclosures, any other information provided to Purchaser by or on behalf of Seller or its managing agent hereunder, all Title Documents, and any and all other due diligence review and investigation conducted by or on behalf of Purchaser by its legal representatives;

(iv) each of the representations and warranties of Seller shall survive Closing, provided, however, that if any claim for breach of any of such representations or warranties is not made within six (6) months from and after the Closing Sate by the filing of a judicial action or suit or by notice of claim, then such representation and warranty and claim thereupon automatically shall expire; and

(v) Seller shall not be obligated to pay any amounts with respect to breaches of representations and warranties until the aggregate obligation of Seller with respect to such breaches exceeds FIFTY THOUSAND AND 00/100 Dollars ($50,000.00), whereupon Seller shall be liable for all such amounts which exceed FIFTY THOUSAND AND 00/100 DOLLARS ($50,000.00). In no event shall the aggregate liability of Seller to Purchaser with respect to breaches of representations and warranties exceed ONE MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($1,500,000.00).

9. Representations and Warranties of Purchaser. Purchaser represents and warrants to, and covenants with, Seller as follows:

(a) Purchaser is a limited liability company duly formed and validly existing under the laws of the State of Florida, has full power and authority to execute and deliver this Agreement and to perform the obligations of Purchaser hereunder, and the person(s) executing this Agreement on behalf of Purchaser have been authorized to execute and deliver this Agreement on behalf of Purchaser. The execution and delivery by Purchaser of, and the performance and compliance by Purchaser with, the terms and provisions of this Agreement do not violate any term, condition or provision of (i) Purchaser’s organizational or governing documents, (ii) any judgment, order, injunction, decree, regulation or ruling, of any court or other governmental authority to which Purchaser is subject, or (iii) any agreement or contract to which Purchaser is a party or is bound. No consent, waiver or approval by any third party which heretofore has not been obtained is required in connection with the execution and delivery by Purchaser of this Agreement or the performance by Purchaser of the obligations to be performed under this Agreement by Purchaser.

(b) The representations and warranties of Purchaser shall be true and correct as of the date of this Agreement and as of the Closing Date and shall survive Closing.

10. Additional Covenants of the Parties.

(a) Covenants of Seller. Pending the Closing Date, Seller shall:

(i) Use commercially reasonable efforts to obtain and, no later than five (5) business days prior to the Closing Date, to deliver to Purchaser executed estoppel certificates from Tenants representing not less than seventy percent (70%) of gross leased area of the Buildings, which percentage must include all Major Tenants (as hereinafter defined) and be dated not earlier than the date of this Agreement and substantially in the form of Exhibit D1 hereto (the “Tenant Estoppels”). For purposes of this Agreement, the term Major Tenants shall mean those Tenants leasing more than 10,000 square feet in the aggregate. Seller shall promptly deliver to Purchaser all Tenant Estoppels that Seller receives. In determining whether this requirement has been satisfied, Purchaser may object to any Tenant Estoppel which does not substantially conform to Exhibit D1 or that otherwise discloses any materially adverse matters, which all adverse matters must be rectified to Purchaser’s reasonable satisfaction. Purchaser shall notify Seller within five (5) business days of its receipt of any Tenant Estoppel of its approval or disapproval (and if disapproved, the basis for such disapproval). If Purchaser fails to provide such notice to Seller within said time period, Purchaser shall be deemed to have approved any such Tenant Estoppel. Notwithstanding anything to the contrary contained herein, the deletion by any Tenant of the language contained in Paragraphs 14 and/or 15 as shown on Exhibit D1 shall not constitute a material, adverse matter, nor shall any such deletion be the basis of disapproval by Purchaser of any Tenant Estoppel; provided, however, that if any Tenant returns a Tenant Estoppel without such language (or materially, adversely modifies such language), Seller shall submit a subordination, non-disturbance and attornment agreement, in form reasonably acceptable to Purchaser (a “SNDA”), to such Tenant and further provided that the receipt of a SNDA executed on behalf of such Tenant shall not be a condition to or delay Closing. Seller agrees to use commercially reasonable efforts to obtain any SNDA as contemplated in this Section 10(a)(i);

(ii) continue to cause the Property to be operated in its customary manner and in compliance with applicable laws;

(iii) perform all material obligations on the part of the landlord to be performed under all Leases for the Property;

(iv) maintain in effect currently maintained physical damage, liability and other insurance coverage with respect to the Property; and

(v) Riverside shall, prior to Closing, remediate and monitor the moisture relating to the men’s and women’s restrooms located on the first, second and third floors of the 245 Riverside Building in accordance with the recommendations of Skyetech set forth in that certain report prepared by Skyetech for the benefit of Riverside’s property manager dated February 7, 2007;

(vi) Seller shall use commercially reasonable efforts to assist Purchaser in obtaining any third party estoppels and consents from parties other than tenants under the Leases, as Purchaser deems reasonably necessary in connection with its investigation of the Property; provided, however, in no event shall any such third party estoppels and consents be considered a condition precedent to Purchaser’s obligation to perform pursuant to the terms of this Agreement; and

(vii) Seller shall use commercially reasonable efforts to obtain a waiver or release of that certain Memorandum of Option and Right of First Offer dated December 23, 2004, by and between BSD II, LLC, a Georgia limited liability company (“BSD”) and Park Point Land (the “Park Point Option”) from BSD with respect to the Park Point Land Property; provided, however, in the event that Seller is unable to obtain the waiver or release of the Park Point Option, the Park Point Land Property will be removed from the Property to be conveyed to Purchaser at Closing and Purchaser shall receive a credit against the Purchase Price in the amount allocated to the Park Point Land Property in Section 4(a) hereof.

(b) Covenants of Purchaser.

(i) Prior to and as a condition of any entry of Purchaser onto the Property for the purpose of conducting any Feasibility Study, Purchaser shall obtain and deliver to Seller substantiation of comprehensive liability and property damage insurance coverage in an amount no less than TWO MILLION AND 00/100 DOLLARS ($2,000,000.00) public liability and TWO HUNDRED THOUSAND AND 00/100 DOLLARS ($200,000.00) property damage, with a contractual liability endorsement for Purchaser’s indemnity obligations under this Section 10(b), and naming each Seller as an additional insured. Purchaser agrees to indemnify, hold harmless and defend Seller from and against any and all claims, damages or liabilities (including reasonable attorneys’ fees, court costs and expert witness and other third party consultant costs and expenses) for any injury or damage to persons or property caused by or in connection with the conduct of the Feasibility Studies by or on behalf of Purchaser or the entry of Purchaser (or any agent or representative of Purchaser) unto the Property prior to the Closing Date.

(ii) Purchaser shall restore to its prior condition any portion(s) of the Property damaged by or on behalf of Purchaser, including, without limitation, damage occasioned by the conduct of any Feasibility Study, which restoration shall be completed within thirty (30) days of written demand therefor by Seller.

(iii) Promptly upon any termination of this Agreement, Purchaser shall deliver to Seller all Seller Disclosures and all copies thereof in the possession or control of Purchaser or any of its agents, representatives, consultants or professionals.

(iv) Purchaser shall use commercially reasonable means to obtain the written consent of the Norfolk Existing Lender and the Parkwood Point Existing Lender to Purchaser’s assumption of the Norfolk Existing Loan and the Parkwood Point Existing Loan. Purchaser shall provide Norfolk Existing Lender and Parkwood Point Existing Lender any and all information as such lenders may reasonably request in connection with each such lender’s approval of the Purchaser and the Purchaser’s assumption of the Norfolk Existing Loan and the Parkwood Point Existing Loan.

(v) This Section 10(b) shall survive the termination of this Agreement and Closing and the delivery of the deed of conveyance hereunder.

11. Conditions Precedent to the Obligations of the Parties.

(a) Purchaser’s Conditions. The obligation of Purchaser to perform hereunder and to acquire the Property on the Closing Date shall be subject to the following express conditions (each of which conditions may be waived in writing by Purchaser, in the sole discretion of Purchaser):

(i) On the Closing Date, title to the Property shall be as provided for in Section 5 hereof;

(ii) on the Closing Date, the representations and warranties of Seller as set forth in this Agreement shall be true and correct in all material respects in accordance with their respective terms and Seller shall have performed all of its covenants and obligations hereunder in all material respects;

(iii) on or before five (5) business days prior to the Closing Date, Seller shall have obtained and delivered the Tenant Estoppels from Tenants under the Leases in accordance with and as required under Section 10(a)(i) hereof (the “Estoppel Threshold”), failing which, Purchaser shall be entitled to either (A) terminate this Agreement and the Deposit shall be promptly returned to Purchaser and neither Seller nor Purchaser shall have any further obligations to each other under this Agreement (except for those obligations that expressly survive termination of this Agreement), or (B) permit Seller to meet the Estoppel Threshold by delivering a Seller Estoppel (as defined in Section 12(a)(vii)) on or before five (5) business days prior to the Closing Date, or (C) waive such condition and proceed to Closing;

(iv) on the Closing Date, no judicial, administrative or other adversarial suit, action or proceeding shall be pending against Seller or the Property and which in any instance adversely and materially would bind the Property or Purchaser, or adversely and materially affect Seller’s ability to convey the Property to Purchaser as required by this Agreement;

(v) on the Closing Date, Seller shall tender performance as provided for in this Agreement;

(vi) subject to the terms of Section 4 hereof, Purchaser shall have obtained the written approval of the Norfolk Existing Lender and Parkwood Point Existing Lender of Purchaser’s assumption of the Norfolk Existing Loan and the Parkwood Point Existing Loan, respectively;

(vii) Georgia Wind I and E*Trade Group, Inc. shall have consummated a lease amendment for space at the 100 Windward Building on substantially the same terms as evidenced by the Letter of Intent by and between Georgia Wind I, LLC and E*Trade Group, Inc., dated April 2, 2007 attached hereto as Exhibit 11(a)(viii) (the “E*Trade Lease”). The form of the E*Trade Lease shall be in a form reasonably agreed upon by Seller and Purchaser. In the event the E*Trade Lease is not consummated prior to Closing, Seller shall provide Purchaser with a credit against the Purchase Price in the amount of Two Million Five Hundred Twenty Thousand Six Hundred Twenty-Nine and 00/100 Dollars ($2,520,629.00);

(viii) Riverside and Advantis Real Estate Services Company, Lewis, Longman, & Walker, P.A., Pappas Metcalf Jenks & Miller, P.A., Broad Street Partners, L.L.C., and American Association of Clinical Endocrinologists, Inc. shall have executed lease amendments with respect to their respective leases terminating any rights such tenants may have under their leases to utilize offsite parking facilities; provided, however in the event Riverside is unable to execute lease amendments with respect to such leases prior to Closing, Seller shall execute, at Closing, an agreement to provide Purchaser, at no cost to Purchaser, with the offsite parking for such tenants on such terms and conditions as required under their respective leases until the expiration of the term of such leases (including any renewal term provided under the terms and conditions of such leases as of the date hereof);

(ix) Georgia Wind II and Arseal Technologies, LLC, a Georgia limited liability company shall have consummated an office lease for space at the 200 Windward Pointe 200 Building on substantially the same terms as incorporated into the draft lease attached hereto as Exhibit 11(a)(ix) (the Arseal Lease”);

(x) Deer Point and Cygnus Business Media, Inc., a Delaware corporation shall have consummated an office lease for space at the Deer Point II Building on substantially the same terms as incorporated into the draft lease attached hereto as Exhibit 11(a)(x) (the “Cygnus Lease”)

(b) Seller’s Conditions. The obligation of Seller to perform hereunder and to sell the Property on the Closing Date shall be subject to the following express conditions (each of which conditions may be waived in writing by Seller, in the sole discretion of Seller):

(i) on the Closing Date, the representations and warranties of Purchaser set forth in this Agreement shall be true and correct in all material respects in accordance with their respective terms and Purchaser shall have performed all of its covenants and obligations hereunder in all material respects; and

(ii) on the Closing Date, Purchaser shall tender performance as provided for in this Agreement.

12. Delivery of Funds and Documents at Closing.

(a) On the Closing Date and without limitation of Section 6(b) of this Agreement, Seller shall deliver to or for the benefit of Purchaser the following:

(i) Special or limited warranty deeds in the form attached hereto as Exhibit F, Exhibit F-1 and Exhibit F-2, as applicable to the Property and Improvements, in proper form for recording and duly executed and acknowledged by Seller (and quitclaim deeds with legal descriptions of the Property based on the Survey, if requested by Purchaser);

(ii) a quitclaim bill of sale (which shall not, for the avoidance of doubt, warrant title, fitness for a particular purpose or condition or quality or provide any other warranty) to all Tangible Personal Property, and physical possession of all security codes, keys and any other forms of access;

(iii) a general assignment and assumption (the “Assignment and Assumption”), substantially in the form of Exhibit E to this Agreement, of all Leases, Service Contracts, Governmental Approvals, Plans and Specifications and Construction Contracts to be assigned to Purchaser, together with originals (or, if not available, true copies) thereof;

(iv) actual possession of all non-cash Lease security and other deposits and/or escrows thereunder;

(v) a current rent roll certified to be true and accurate in all material respects, and copies of such maintenance and/or repair records of the Property which are reasonably available to Seller and which Seller has the right to deliver, and which shall be deemed delivered if left at the Property management office;

(vi) notices to Tenants advising them of the sale of the Property to Purchaser and to whom future rent payments are to be forwarded, which notice shall be subject to the reasonable approval of Purchaser;

(vii) the original Tenant Estoppels; provided, however, that in the event that Seller is not able to obtain Tenant Estoppels in the amount of the Estoppel Threshold as required in this Agreement and Purchaser agrees, Seller may satisfy its obligation to deliver the Tenant Estoppels by delivering a seller estoppel certificate (a “Seller Estoppel”) in order to satisfy the Estoppel Threshold in accordance with and subject to Section 11(a)(iii) hereof, provided, however, that Seller shall not be permitted to deliver a Seller Estoppel for (A) more than fifteen percent (15%) of the total rentable square footage for any Property or (B) any Major Tenant. Such Seller Estoppel shall be in acceptable form if delivered substantially in the form of Exhibit D-2 attached hereto and such Seller Estoppel shall be deemed to be a representation and warranty of Seller and shall be subject to the provisions of Section 8(p) until such time as Seller delivers the Tenant Estoppel to Purchaser in replacement thereof. Seller’s liability under such Seller Estoppel shall cease and terminate upon the receipt by Purchaser of a duly executed Tenant Estoppel from the applicable Tenant;

(viii) all documents and funds required to be delivered by Seller under Section 5 of this Agreement;

(ix) lease agreements executed by Joe with respect to the 245 Riverside Property, the Beckrich One Property and the Southwood One Property on the terms set forth in Exhibit G, Exhibit G-1, and Exhibit G-2, respectively, attached hereto and in the form set forth in Exhibit H attached hereto, as such form may be amended as reasonably agreed upon by Seller and Purchaser or as otherwise modified to reflect conditions applicable only to a particular Property ( collectively, the “St. Joe Leases”).

(x) resolutions of each Seller authorizing the transactions contemplated under this Agreement, and, to the Title Company, such other documents evidencing and substantiating the capacity and authority of Seller as reasonably may be requested by the Title Company;

(xi) a certification by each Seller that the applicable representations and warranties of such Seller deemed to be made as of the Closing Date are true and correct in all material respects as of the Closing Date; and

(xii) a certification by each Seller of non-foreign status under Sections 1445 and 7701 of the Internal Revenue Code.

(b) On the Closing Date and without limitation of Section 6(b) of this Agreement, Purchaser shall deliver to or for the benefit of Seller:

(i) the Purchase Price (adjusted as provided for in this Agreement);

(ii) the Assignment and Assumptions;

(iii) the St. Joe Leases;

(iv) a certification by Purchaser that the representations and warranties of Purchaser deemed to be made as of the Closing Date are true and correct in all material respects as of the Closing Date; and

(v) such resolutions, consents and/or other documents evidencing and substantiating the capacity and authority of Purchaser which reasonably may be requested by the Title Company.

13. Brokerage. Seller and Purchaser each represents to the other that no broker or finder acted in connection with this Agreement or the sale of the Property hereunder other than Eastdil Secured, LLC, who has acted as Seller’s agent (“Broker”). Subject to consummation of Closing, Seller shall pay a commission to Broker pursuant to a separate written agreement, and shall indemnify and hold Purchaser harmless from and against any claims asserted by Broker against Purchaser with respect to such commission. Seller and Purchaser agree to indemnify, defend and hold the other harmless from and against claims for commission or finder’s fee made by or payment due to any other broker, agent or finder with whom such party may have dealt in connection with this Agreement or the sale of the Property hereunder. The provisions of this Section 13 shall survive the termination of this Agreement, and Closing and the delivery of the deed of conveyance hereunder. The provisions of this Section 13 are solely for the benefit of the parties hereto and no broker or other party shall be entitled to any benefit by virtue hereof as a third-party beneficiary or under any other theory.

14. Casualty or Condemnation.

(a) If all or a material part (as herein defined in Section 14(c) below) of the Property or Improvements are damaged or destroyed by fire or other casualty, or are taken by power of condemnation or eminent domain, or process or purchase in lieu thereof, prior to the Closing Date, Seller shall deliver prompt notice thereof to Purchaser and this Agreement shall terminate, in which event the Deposit shall be released to Purchaser and neither party shall have any further rights against or obligations to the other hereunder except as expressly provided in this Agreement, provided, that Purchaser may elect, by notice given to Seller within ten (10) days of the date notice of the occurrence of such casualty or taking shall have been given to Purchaser by Seller (provided, however, that the scheduled Closing Date may be extended in order to provide to Purchaser a complete ten (10) day period within which to make such election), to close hereunder without abatement or reduction of the Purchase Price (except to the extent of the deductible under Seller’s insurance coverage in the case of casualty) and Purchaser shall have the right to appear in, defend and participate with Seller to negotiate, settle and/or compromise any such insurance claim or condemnation proceedings or negotiations, and, on the Closing Date, Seller shall assign to Purchaser all right and entitlement of Seller in and to all insurance proceeds or condemnation proceeds or awards payable with respect to such casualty or taking.

(b) If an immaterial part of the Property and Improvements are damaged by fire or other casualty, or are taken by power of condemnation or eminent domain, or process or purchase in lieu thereof, prior to the Closing Date, Seller shall deliver prompt notice thereof to Purchaser and this Agreement shall remain in full force and effect and Purchaser shall be obligated to close hereunder without any abatement or reduction of the Purchase Price (except to the extent of the deductible under Seller’s insurance coverage in the case of casualty), provided, that, on the Closing Date, Seller shall assign to Purchaser all right and entitlement of Seller in and to all insurance proceeds or condemnation proceeds payable with respect to such casualty or taking.

(c) For the purposes of this Section, “material” means damage or destruction to any one or more of the Properties (or any part thereof) which reasonably is estimated to cost more than ONE MILLION AND 00/100 DOLLARS ($1,000,000.00) in the to repair or take longer than one hundred eighty (180) days to repair, or, at the option of Purchaser, any taking which includes any portion of any Building, or denies reasonable access to or loss of parking on the Property, such that following such taking the number of parking spaces on the Property does not comply with applicable law, or results in the Property violating any laws or failing to comply with zoning or any covenants, conditions, or restrictions affecting the Property which affect the owner’s right to operate the Property and cannot be cured, or entitles any (i) Major Tenants or (ii) tenants which in the aggregate comprise five percent (5%) or more of the gross leaseable area of any building, under any Leases to terminate their Lease.

15. Remedies.

(a) Purchaser Default. If Purchaser shall default in its performance obligations under this Agreement prior to or on the Closing Date or the representations and warranties of Purchaser set forth in this Agreement shall not be true and correct in any material respect as and when made in accordance with their respective terms, and, with respect to any default other than a default by Purchaser to tender performance on the Closing Date, such default shall continue for more than ten (10) days following written notice thereof given by Seller to Purchaser or, if sooner, the Closing Date, then and in such event Seller shall have the right, as Seller’s sole and exclusive remedy and in lieu of any and all rights and remedies of Seller at law or in equity, to terminate this Agreement upon written notice given to Purchaser, in which event the Deposit promptly shall be released to Seller as liquidated damages and not as a penalty and neither party shall have further rights or obligations to the other hereunder except as expressly provided in this Agreement. Additionally, except, with respect to a Purchaser default under Section 10(b)(i)-(iii) or 13 hereof, Seller shall have all rights and remedies available to Seller at law or in equity.

(b) Seller Default. If Seller shall default in its performance obligations under this Agreement prior to or on the Closing Date or the representations and warranties of Seller set forth in this Agreement shall not be true and correct in any material respect as and when made in accordance with their respective terms, and, with respect to any default other than a default by Seller to tender performance on the Closing Date, such default shall continue for more than ten (10) days following written notice thereof given by Purchaser to Seller or, if sooner, the Closing Date, then and in such event Purchaser shall be entitled either (i) to terminate this Agreement upon written notice given to Seller, in which event the Deposit promptly shall be released to Purchaser and neither party shall have further rights or obligations to the other hereunder except as expressly provided in this Agreement, or (ii) to seek specific performance of, but not damages from, Seller; provided, however, that if specific performance is not a remedy available to Purchaser solely as a result of a prior sale of the Property (or part thereof) by Seller to a third party, then, in such event (and provided that Purchaser is not in default under the terms of this Agreement), Purchaser shall also be entitled to pursue an action for compensatory damages against Seller; provided, however, such compensatory damages shall in no event exceed Ten Million and No/100 Dollars ($10,000,000.00). Notwithstanding the foregoing, if Purchaser for any reason shall not file an action for specific performance in any court asserting jurisdiction over the Property and Seller within sixty (60) days from the date scheduled for Closing, then Purchaser conclusively shall be deemed to have waived its right of specific performance hereunder.

(c) Costs. In any judicial suit or action or other adversarial action between Seller and Purchaser arising out of this Agreement, the prevailing party therein shall be entitled to recover its reasonable attorneys’ fees, court costs and expert witness and other third party consultant costs and expenses.

16. Notices. Except as permitted in Section 2(a) hereof, all notices and other communications under this Agreement shall be in writing and shall be sent by either confirmed facsimile, recognized overnight courier or personal delivery, in all cases addressed to the parties as and at the addresses indicated after their signature to this Agreement, with copies to the other parties there noted, or at such other address, and to the attention of such person, of which Seller or Purchaser shall have given notice as herein provided. Notices shall be deemed given on the date delivered or attempted in good faith to be delivered to the primary addressee during normal working hours on business days. Any notice given by counsel to a party shall have the same effect as if given by such party.

17. Miscellaneous Provisions.

(a) All exhibits attached to this Agreement hereby are incorporated by reference into this Agreement. This Agreement (together with such exhibits) constitutes the entire understanding between the parties with respect to the sale and purchase of the Property, and all prior agreements, understandings, representations and statements, whether oral or written, are merged herein. Unless expressly otherwise stated herein, no provision of this Agreement may be waived except by instrument signed by the party against whom enforcement is sought. This Agreement may not be modified or amended except by instrument signed by all parties hereto.

(b) This Agreement is intended to be performed in and shall be governed by and construed in accordance with the laws of the State in which the particular property is located, without regard to conflicts of laws principles.

(c) The captions in this Agreement are inserted for convenience only, and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof. Seller and Purchaser each acknowledges that it has been represented by legal counsel in the negotiation and delivery of this Agreement, and accordingly agree that this Agreement shall be interpreted and construed in accordance with its plain meaning and without reliance upon, or implication, inference or assumption arising from, the fact that this Agreement may have been drafted, in whole or in part, for or on behalf of any party hereto.

(d) This Agreement and the terms hereof shall bind and inure to the parties hereto and their respective successors and permitted assigns. Notwithstanding the foregoing, Purchaser may not assign its rights or obligations under this Agreement except with the prior written consent of Seller, which consent may be granted or withheld by Seller in its sole discretion, but shall not be unreasonably delayed. No assignment of this Agreement by Purchaser shall release Purchaser from its obligations under this Agreement. Any assignment made in violation of this Section shall be voidable at the option of Seller. Notwithstanding the foregoing, Purchaser may assign its rights under this Agreement to any entity that controls, is controlled by, or is under common control with Purchaser, provided, however, that Purchaser shall have no such right unless a written assignment is delivered to Seller no later than five (5) business days before Closing; and further provided that no such assignment shall relieve Purchaser of its obligations hereunder.

(e) Neither this Agreement nor any memorandum hereof may be recorded among any public records.

(f) Time is of the essence of this Agreement.

(g) Except as otherwise expressly provided for in this Agreement, this Agreement and the terms hereof shall not survive Closing but shall merge into the delivery of deed of conveyance hereunder.

(h) This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

(i) Notwithstanding any provision of this Agreement to the contrary (other than Section 7(d)), wherever in this Agreement (i) any provision governs the date of commencement or expiration of any time period, or the date of occurrence of any act or event, if any such date otherwise would fall on a Saturday or Sunday or day on which national banks doing business in the State of Florida are closed for business, then and in such event, such date shall be deemed for all purposes of this Agreement to commence or expire, or occur, as the case may be, on the next succeeding day on which national banks doing business in the State of Florida are open for business.

(j) Purchaser shall keep the Purchase Price and the other economic terms of this Agreement, and all Feasibility Studies, Seller Disclosures and any and all other information received by Purchaser from or on behalf of Seller, confidential, provided, that, Purchaser may disclose the same, in each instance on an “as-needed” basis, (i) to Purchaser’s attorneys, accountants, consultants, partners and co-venturers, lenders and principals (each of whom shall be instructed to keep such information confidential), (ii) in connection with any judicial suit or action or other adversarial proceedings between the parties hereto or otherwise, and (iii) if and to the extent the foregoing become or are public information. This Section 17(j) shall survive any termination of this Agreement for a period of two (2) years measured from the effective date of such termination, but shall merge into the deed of conveyance hereunder and shall not survive Closing.

(k) EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR CHARACTER, EXPRESSED OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY REPRESENTATIONS OR WARRANTIES AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE (OTHER THAN SELLER’S SPECIAL WARRANTY OF TITLE TO BE SET FORTH IN THE DEED), ZONING, TAX CONSEQUENCES, LATENT OR PATENT PHYSICAL OR ENVIRONMENTAL DEFECTS OR CONDITIONS, VALUATION, THE COMPLIANCE OF THE PROPERTY WITH GOVERNMENTAL LAWS, OR THE TRUTH, ACCURACY OR COMPLETENESS OF ANY THIRD PARTY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER TO PURCHASER. PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO PURCHASER, AND PURCHASER SHALL ACCEPT THE PROPERTY, “AS IS, WHERE IS, WITH ALL FAULTS”, EXCEPT TO THE EXTENT EXPRESSLY OTHERWISE PROVIDED IN THIS AGREEMENT. PURCHASER REPRESENTS TO SELLER THAT PURCHASER HAS CONDUCTED, OR PRIOR TO CLOSING SHALL CONDUCT, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS PURCHASER DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND ITS SURROUNDING AREA, AND, EXCEPT FOR SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS EXPRESSLY ARE SET FORTH IN THIS AGREEMENT, SHALL RELY SOLELY UPON SUCH PURCHASER INVESTIGATIONS AND, FROM AND AFTER CLOSING, SHALL ASSUME THE RISK OF ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, ENGINEERING DEFECTS OR DEFICIENCIES AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, WHICH MAY NOT HAVE BEEN DISCOVERED BY PURCHASER PRIOR TO CLOSING.

(l) Each party understands that the other party may desire to structure this transaction as part of a transaction qualifying as a like-kind exchange under Internal Revenue Code Section 1031 (and the regulations promulgated thereunder) and may desire an assignment by the exchanging party of its rights under this Agreement to a qualified intermediary and a reassignment pursuant to Section 17(m) below (collectively “Exchange”). Accordingly, either party may assign its rights to this Agreement to a qualified intermediary, and the other party hereby consents to such Exchange, provided, however, that the Exchange shall (i) not constitute an assumption by the qualified intermediary of the exchanging party’s obligations hereunder, (ii) not release the exchanging party of any of its obligations hereunder, (iii) not create any liabilities for the non-exchanging party to third parties or create any additional liabilities for the non-exchanging party other than as contained in this Agreement, (v) be at the sole cost and expense of the exchanging party, and (vi) not delay Closing. The non-exchanging party shall execute such documents and take such other action as may reasonably be requested by the exchanging party for the purpose of so qualifying the transaction as a like-kind exchange under Section 1031 and the regulations thereunder.

The undersigned each understands that any qualified intermediary may desire (some time after Closing) to reassign the rights to this Agreement to the exchanging party. The non-exchanging party hereby consents to any such reassignment and agrees that in the event of any such reassignment, the exchanging party shall enjoy all of the rights and privileges of the exchanging party under this Agreement and under any documents executed in connection herewith (including, but not limited to, the right to enforce the breach of any and all representations, warranties, covenants, and agreements contained in this Agreement or any other document executed in connection herewith, the right to enforce, and to enjoy, the benefit of any indemnification obligation of the non-exchanging party contained in this Agreement or any other document executed in connection herewith, and the right to enforce, enjoy and rely upon any and all waivers, agreements, acknowledgements, guarantees, releases, discharges, certifications, affirmations, reaffirmations, undertakings, approvals, admissions, and assumptions executed or undertaken by the non-exchanging party under or in connection herewith, or the transaction described herein, and the right to enjoy any and all limitations upon the representations, warranties, agreements, obligations, responsibilities, and liabilities of the exchanging party under this Agreement). The non-exchanging party further agrees that in the event of any such reassignment, then the exchanging party shall have any and all rights, privileges, and remedies against or with respect to the non-exchanging party as would exist if the assignment (by the exchanging party to the qualified intermediary) referred to herein had never been made.

(m) RADON. Seller hereby gives the following disclosure as required by applicable Florida statutes with respect to any Property located in the State of Florida:

Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

* * * * *

[SIGNATURES COMMENCE ON FOLLOWING PAGE]

SELLER: “Joe”

THE ST. JOE COMPANY, a Florida corporation, its sole member

By: /s/ Michael N. Regan

Name:	Michael N. Regan
Title:	Chief Financial Officer

“280 Interstate”

280 INTERSTATE NORTH, LLC, a Delaware limited liability company

By: /s/ Michael N. Regan

Name:	Michael N. Regan
Title:	Senior Vice President

“Southhall”

SOUTHHALL CENTER, LLC, a Florida limited liability company

By: /s/ Michael N. Regan

Name:	Michael N. Regan
Title:	Senior Vice President

“Millenia”

MILLENIA PARK ONE, LLC, a Florida limited liability company

By: /s/ Michael N. Regan

Name:	Michael N. Regan
Title:	Senior Vice President

“5660”

5660 NND, LLC, a Florida limited liability company

By: /s/ Michael N. Regan

Name:	Michael N. Regan
Title:	Senior Vice President

“Georgia Wind I”

GEORGIA WIND I, LLC, a Florida limited liaibility company

By: /s/ Michael N. Regan

Name:	Michael N. Regan
Title:	Senior Vice President

“Georgia Wind II”

GEORGIA WIND II, LLC, a Florida limited liability company

By: /s/ Michael N. Regan

Name:	Michael N. Regan
Title:	Senior Vice President

“Georgia Wind III”

GEORGIA WIND III, LLC, a Florida limited liability company

By: /s/ Michael N. Regan

Name:	Michael N. Regan
Title:	Senior Vice President

“Riverside”

RIVERSIDE CORPORATE CENTER, LLC, a Florida limited liability company

By: /s/ Michael N. Regan

Name:	Michael N. Regan
Title:	Senior Vice President

“Overlook”

OVERLOOK I & II LLC, a Florida limited liability company

By: /s/ Michael N. Regan

Name:	Michael N. Regan
Title:	Senior Vice President

“Deer Point”

DEER POINT I & II, LLC, a Florida limited liability company

By: /s/ Michael N. Regan

Name:	Michael N. Regan
Title:	Senior Vice President

“Park Point”

PARK POINT, LLC, a Florida limited liability company

By: /s/ Michael N. Regan

Name:	Michael N. Regan
Title:	Senior Vice President

“Park Point Land”

PARK POINT LAND, LLC, a Florida limited liability company

By: /s/ Michael N. Regan

Name:	Michael N. Regan
Title:	Senior Vice President

“Plume Street”

PLUME STREET, LLC, a Delaware limited liability company

By: /s/ Michael N. Regan

Name:	Michael N. Regan
Title:	Senior Vice President

Address for Seller:
c/o The St. Joe Company
245 Riverside Avenue
Suite 500
Jacksonville, Florida 32202
Attention: Michael J. Daly, Jr.
Facsimile: 904/301-4511

With a copy to:

The St. Joe Company
245 Riverside Avenue
Suite 500
Jacksonville, Florida 32202
Attention: Scot M. Elder, Esquire
Facsimile: 904/301-4661

With an additional copy to:

McGuireWoods LLP
1170 Peachtree Street, N.E.
Suite 2100
Atlanta, Georgia 30309
Attention: John T. Grieb, Esquire
Facsimile: 404/443-5762

[SIGNATURES CONTINUE ON FOLLOWING PAGE]PURCHASER:EOLA CAPITAL LLC, a
Florida limited liability company
By:	/s/ Troy M. Cox ___________________

Name: Troy M. Cox
Title: Senior Vice President

Address for Purchaser:

512 E. Washington Street,

Suite 200

Orlando, Florida 32801

Attention: Joe P. Kuipers

Facsimile: 407-650-0597

With a copy to:

Greenberg Traurig, P. A.

450 S. Orange Avenue

Suite 650

Orlando, Florida 32801

Attention: Russell P. Hintze, Esq.

Facsimile: 407-420-5909

   ESCROW AGENT:               COMMERCIAL PROPERTY TITLE, LLC

?vspace?
--------------------

                                By:                        /s/ Matthew S. McAfee___________________
                                                           ----------------------------------------

Name: Matthew S. McAfee
Title: President

Address for Escrow Agent:

One Independent Drive

Suite 1200

Jacksonville, Florida 32202

Attention: Matthew S. McAfee, Esq.

Telephone: 904-301-1269

Facsimile: 904-301-1279

EXHIBIT LIST:

EXHIBIT A: EXHIBIT A-1: EXHIBIT A-2 EXHIBIT A-3 EXHIBIT A-4 EXHIBIT A-5 EXHIBIT A-6 EXHIBIT A-7 EXHIBIT A-8 EXHIBIT A-9 EXHIBIT A-10 EXHIBIT A-11 EXHIBIT A-12 EXHIBIT A-13 EXHIBIT A-14 EXHIBIT A-15	Legal Description – Beckrich One Property
Legal Description – Beckrich Two Property
Legal Description – Southwood One Property
Legal Description – 280 Interstate North Property
Legal Description – Southhall Center Property
Legal Description – Millenia Park One/Legacy Point Property
Legal Description - 5660 New Northside Drive Property
Legal Description — 100 Windward Plaza Property
Legal Description — Windward Pointe 200 Property
Legal Description — 300 Windward Plaza Property
Legal Description - 245 Riverside Property
Legal Description - Overlook I Property & Overlook II Property
Legal Description — Deerfield Point I & II Property
Legal Description - Parkwood Point Property
Legal Description - Park Point Land Property
Legal Description - Norfolk Property

EXHIBIT B:	Seller Disclosures

EXHIBIT C: EXHIBIT C-1: EXHIBIT C-2 EXHIBIT C-3 EXHIBIT C-4 EXHIBIT C-5 EXHIBIT C-6 EXHIBIT C-7 EXHIBIT C-8 EXHIBIT C-9 EXHIBIT C-10 EXHIBIT C-11 EXHIBIT C-12 EXHIBIT C-13 EXHIBIT C-14 EXHIBIT C-15	Title Exceptions — Beckrich One Property
Title Exceptions – Beckrich Two Property
Title Exceptions – Southwood One Property
Title Exceptions – 280 Interstate North Property
Title Exceptions – Southhall Center Property
Title Exceptions – Millenia Park One/Legacy Point Property
Title Exceptions - 5660 New Northside Drive Property
Title Exceptions — 100 Windward Plaza Property
Title Exceptions — Windward Pointe 200 Property
Title Exceptions — 300 Windward Plaza Property
Title Exceptions - 245 Riverside Property
Title Exceptions - Overlook I Property & Overlook II Property
Title Exceptions — Deerfield Point I & II Property
Title Exceptions - Parkwood Point Property
Title Exceptions - Park Point Land Property
Title Exceptions - Norfolk Property

EXHIBIT D-1: EXHIBIT D-2:	Form of Tenant Estoppel Certificate Form of Seller Estoppel Certificate

EXHIBIT 8B: EXHIBIT 8B-1: EXHIBIT 8B-2 EXHIBIT 8B-3 EXHIBIT 8B-4 EXHIBIT 8B-5 EXHIBIT 8B-6 EXHIBIT 8B-7 EXHIBIT 8B-8 EXHIBIT 8B-9 EXHIBIT 8B-10 EXHIBIT 8B-11 EXHIBIT 8B-12 EXHIBIT 8B-13 EXHIBIT 8B-14	Lease Disclosure — Beckrich One Property
Lease Disclosure – Beckrich Two Property
Lease Disclosure – Southwood One Property
Lease Disclosure – 280 Interstate North Property
Lease Disclosure – Southhall Center Property
Lease Disclosure – Millenia Park One/Legacy Point Property
Lease Disclosure - 5660 New Northside Drive Property
Lease Disclosure — 100 Windward Plaza Property
Lease Disclosure — Windward Pointe 200 Property
Lease Disclosure — 300 Windward Plaza Property
Lease Disclosure - 245 Riverside Property
Lease Disclosure - Overlook I Property & Overlook II Property
Lease Disclosure — Deerfield Point I & II Property
Lease Disclosure - Parkwood Point Property
Lease Disclosure - Norfolk Property

EXHIBIT 8E: EXHIBIT 8E-1: EXHIBIT 8E-2 EXHIBIT 8E-3 EXHIBIT 8E-4 EXHIBIT 8E-5 EXHIBIT 8E-6 EXHIBIT 8E-7 EXHIBIT 8E-8 EXHIBIT 8E-9 EXHIBIT 8E-10 EXHIBIT 8E-11 EXHIBIT 8E-12 EXHIBIT 8E-13 EXHIBIT 8E-14	Service Contracts — Beckrich One Property
Service Contracts – Beckrich Two Property
Service Contracts – Southwood One Property
Service Contracts – 280 Interstate North Property
Service Contracts – Southhall Center Property
Service Contracts – Millenia Park One/Legacy Point Property
Service Contracts - 5660 New Northside Drive Property
Service Contracts — 100 Windward Plaza Property
Service Contracts — Windward Pointe 200 Property
Service Contracts — 300 Windward Plaza Property
Service Contracts - 245 Riverside Property
Service Contracts - Overlook I Property & Overlook II Property
Service Contracts — Deerfield Point I & II Property
Service Contracts - Parkwood Point Property
Service Contracts - Norfolk Property

EXHIBIT 8G	E* Trade Lease – Leasing Commissions and Tenant Improvements

EXHIBIT 8K: EXHIBIT 8K-1: EXHIBIT 8K-2 EXHIBIT 8K-3 EXHIBIT 8K-4 EXHIBIT 8K-5 EXHIBIT 8K-6 EXHIBIT 8K-7 EXHIBIT 8K-8 EXHIBIT 8K-9 EXHIBIT 8K-10	Environmental Disclosure — Beckrich One Property
Environmental Disclosure – Beckrich Two Property
Environmental Disclosure – Southwood One Property
Environmental Disclosure – 280 Interstate North Property
Environmental Disclosure – Southhall Center Property
Environmental Disclosure – Millenia Park One/Legacy Point Property
Environmental Disclosure - 5660 New Northside Drive Property
Environmental Disclosure — 100 Windward Plaza Property
Environmental Disclosure — Windward Pointe 200 Property
Environmental Disclosure — 300 Windward Plaza Property
Environmental Disclosure - 245 Riverside Property

EXHIBIT 8K-11 Environmental Disclosure — Overlook I Property & Overlook II Property

EXHIBIT 8K-12 Environmental Disclosure — Deerfield Point I & II Property

EXHIBIT 8K-13 Environmental Disclosure — Parkwood Point Property and Park Point Land Property

EXHIBIT 8K-14	Environmental Disclosure — Norfolk Property

EXHIBIT 11(a)(viii) EXHIBIT 11(a)(ix) EXHIBIT 11(a)(x)	Terms of E* Trade Lease Form of Arseal Lease Form of Cygnus Lease

EXHIBIT E:	Form of Assignment and Assumption

EXHIBIT F: EXHIBIT F-1: EXHIBIT F-2:	Form of Florida Special Warranty Deed Form of Georgia Limited Warranty Deed Form of Virginia Special Warranty Deed

EXHIBIT G: EXHIBIT G-1: EXHIBIT G-2:	St. Joe Lease Terms – 245 Riverside St. Joe Lease Terms – Beckrich One St. Joe Lease Terms – Southwood

EXHIBIT F:	Form of St. Joe Lease – 245 Riverside, Beckrich One and Southwood

[Side Letter Agreement]

April 30, 2007

Eola Capital LLC
512 East Washington Street
Orlando, Florida 32801
Attn: Mr. Troy M. Cox

Re: Purchase and Sale Agreement dated April 30, 2007 (the “Agreement”), by and between EOLA CAPITAL LLC, a Florida limited liability company, and its permitted assigns (“Purchaser”) and THE ST. JOE COMPANY, a Florida corporation (“Joe”), (“280 Interstate”), SOUTHHALL CENTER, L.L.C. (“Southhall”) a Florida limited liability company, MILLENIA PARK ONE, L.L.C., a Florida limited liability company (“Millenia”), 5660 NND, L.L.C., a Florida limited liability company (“5600”), GEORGIA WIND I, LLC, a Florida limited liability company (“Georgia Wind I”), GEORGIA WIND II, LLC, a Florida limited liability company (“Georgia Wind II”), GEORGIA WIND III, LLC, a Florida limited liability company (“Georgia Wind III”), RIVERSIDE CORPORATE CENTER, L.L.C., a Florida limited liability company (“Riverside”), OVERLOOK I & II, L.L.C., a Florida limited liability company (“Overlook”), DEER POINT I & II, LLC, a Florida limited liability company (“Deer Point”), PARK POINT, LLC, a Florida limited liability company (“Park Point”) and PLUME STREET, LLC, a Delaware limited liability company (“Plume Street”; Joe, 280 Interstate, Southhall, Millenia, 5660, Georgia Wind I, Georgia Wind II, Georgia Wind III, Riverside, Overlook, Deer Point, Park Point and Plume Street are collectively referred to as “Seller”), and joined in for the limited purposes set forth herein by COMMERCIAL PROPERTY TITLE, LLC, as escrow agent (“Escrow Agent”).

Dear Mr. Cox:

Reference is made to the above-referenced Agreement. Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement. As an additional inducement for the parties to enter into the Agreement and to agree to consummate the transactions contemplated therein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to supplement and modify the Agreement as follows:

1)	Satisfaction and Defeasance of Existing Loans. Notwithstanding anything to the contrary contained in Sections 4(b), 4(c), or any other provision of the Agreement, Purchaser and Seller acknowledge and agree that Purchaser shall have the right (but not the obligation), subject to the Norfolk Existing Lender’s consent and the Parkwood Point Existing Lender’s consent, respectively, and at Purchaser’s expense, to satisfy or defease (rather than assume) the Norfolk Existing Loan and/or the Parkwood Point Existing Loan at Closing.

2)	Extension of Closing Date. Notwithstanding anything to the contrary contained in Section 6(a) or any other provision of the Agreement, in the event that the Norfolk Property or the Parkwood Point Property become an Excluded Property under Section 6(a) of the Agreement, the Closing for any such Excluded Property shall be deferred in accordance with Paragraph 3 below, and a pro rata portion of the Deposit (based upon the relative Purchase Price allocations for the Norfolk Property and the Parkwood Point Property, respectively; the “Excluded Property Deposit”) shall continue to be held by the Escrow Agent until the Closing of the Excluded Property.

3)	Deferred Closings. If a Property is an Excluded Property pursuant to Section 6(a) of the Agreement, then the Closing(s) for any such Excluded Property (each a “Deferred Closing”) shall be deferred until the date that is fifteen (15) days following Purchaser’s notice to Seller that the conditions set forth in Section 11(a) have been satisfied with respect to such Excluded Property (each a “Deferred Closing Date”). The amount of the Purchase Price payable at Closing of the Property (other than an Excluded Property) shall be reduced by the Allocated Purchase Price of the Excluded Property (or Excluded Properties). As to any Excluded Property, the terms, conditions and covenants of the Agreement shall remain in full force and effect as to the Deferred Closing and Deferred Closing Date for such Excluded Property and Seller and Purchaser shall use commercially reasonable efforts to satisfy such conditions. If the conditions to Closing with respect to any Excluded Property are not satisfied by August 1, 2007, and Seller and Purchaser are using commercially reasonable efforts to satisfy such conditions, then absent an agreement by the parties to the contrary, any and all of each party’s rights, liabilities, obligations, representations and warranties with respect to such Excluded Property shall be void and of no further force and effect and Purchaser shall be entitled to a refund of the Excluded Property Deposit with respect to such Excluded Property; provided, however, such rights, liabilities, and obligations, together with all of the terms of the Agreement, shall remain in full force and effect with respect to all Properties being conveyed.

4)	Effect on Agreement. Notwithstanding anything to the contrary set forth in the Agreement, the parties agree that the provisions of this letter agreement shall modify the provisions of the Agreement and shall constitute a part of the Agreement as though fully set forth therein. Additionally, to the extent that the provisions of this letter agreement and the Agreement are inconsistent, the terms of this letter agreement shall prevail.

If the foregoing accurately reflects our understandings, please indicate your agreement by executing this letter agreement as indicated below.

Sincerely yours,

“Joe”

THE ST. JOE COMPANY, a Florida corporation, its sole member

By: /s/ Michael N. Regan

Name:	Michael N. Regan
Title:	Chief Financial Officer

“280 Interstate”

280 INTERSTATE NORTH, LLC, a Delaware limited liability company

By: /s/ Michael N. Regan

Name:	Michael N. Regan
Title:	Senior Vice President

“Southhall”

SOUTHHALL CENTER, LLC, a Florida limited liability company

By: /s/ Michael N. Regan

Name:	Michael N. Regan
Title:	Senior Vice President

“Millenia”

MILLENIA PARK ONE, LLC, a Florida limited liability company

By: /s/ Michael N. Regan

Name:	Michael N. Regan
Title:	Senior Vice President

“5660”

5660 NND, LLC, a Florida limited liability company

By: /s/ Michael N. Regan

Name:	Michael N. Regan
Title:	Senior Vice President

“Georgia Wind I”

GEORGIA WIND I, LLC, a Florida limited liaibility company

By: /s/ Michael N. Regan

Name:	Michael N. Regan
Title:	Senior Vice President

“Georgia Wind II”

GEORGIA WIND II, LLC, a Florida limited liability company

By: /s/ Michael N. Regan

Name:	Michael N. Regan
Title:	Senior Vice President

“Georgia Wind III”

GEORGIA WIND III, LLC, a Florida limited liability company

By: /s/ Michael N. Regan

Name:	Michael N. Regan
Title:	Senior Vice President

“Riverside”

RIVERSIDE CORPORATE CENTER, LLC, a Florida limited liability company

By: /s/ Michael N. Regan

Name:	Michael N. Regan
Title:	Senior Vice President

“Overlook”

OVERLOOK I & II LLC, a Florida limited liability company

By: /s/ Michael N. Regan

Name:	Michael N. Regan
Title:	Senior Vice President

“Deer Point”

DEER POINT I & II, LLC, a Florida limited liability company

By: /s/ Michael N. Regan

Name:	Michael N. Regan
Title:	Senior Vice President

“Park Point”

PARK POINT, LLC, a Florida limited liability company

By: /s/ Michael N. Regan

Name:	Michael N. Regan
Title:	Senior Vice President

“Park Point Land”

PARK POINT LAND, LLC, a Florida limited liability company

By: /s/ Michael N. Regan

Name:	Michael N. Regan
Title:	Senior Vice President

“Plume Street”

PLUME STREET, LLC, a Delaware limited liability company

By: /s/ Michael N. Regan

{ Name: } Michael N. Regan { Title: } Senior Vice President		Michael N. Regan
Title:		Senior Vice President
Acknowledged and agreed this
30th day of April, 2007.
EOLA CAPITAL LLC,
a Delaware limited liability company
By: /s/ Troy M. Cox_______________
Name: Troy M. Cox
Title: Vice President
COMMERCIAL PROPERTY TITLE, LLC
By: /s/ Matthew S. McAfee_________
Name: Matthew S. McAfee
Title:	President